                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                       Date of Report: September 19, 2002
                        (Date of earliest event reported)



                                HUFFY CORPORATION
             (Exact name of Registrant as specified in its Charter)




             Ohio                      1-5325                   31-0326270
(State or other jurisdiction    (Commission File No.)         (IRS Employer
      of incorporation)                                   Identification Number)

    225 Byers Road, Miamisburg, Ohio                           45342-3657
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (937) 865-5431


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

On October 4, 2002 we filed a Form 8-K reporting the closing of our acquisition of Gen-X Sports. In that Form 8-K, we indicated, in Item 7(a), that we would be filing certain financial statements of the acquired companies in an amendment to the Form 8-K. This Form 8-K/A constitutes that amendment. Items 7(a), 7(b) and 7(c) of the original Form 8-K are amended to read in their entireties as set forth below. Item 2 is not amended in any respect and is not repeated.

Item 7. Financial Statements and Exhibits.

      (a) Financial statements of businesses acquired.

      Audited combined statements of operations and cash flows of Gen-X Holdings, Inc. and Gen-X Equipment Inc. (currently referred to as Gen-X Sports Inc. and Gen-X Sports, Inc. respectively) for the period beginning January 1, 2000 and ending May 26, 2000 are included in this report and were audited by Deloitte & Touche LLP.

      The combined financial statements of Gen-X Sports Inc. and Gen-X Sports, Inc. for the year ended December 31, 2001 and for the period from May 26, 2000 to December 31, 2000 are incorporated herein by reference to Huffy Corporation's Registration Statement on Form S-4 filed on July 5, 2002 and amended on July 29, 2002, File No. 333-92030. Such financial statements have been audited by Arthur Andersen LLP, independent auditors. Representatives for Arthur Andersen LLP are not available to provide the consent required for the inclusion of their reports on the financial statements of Gen-X Sports Inc. and Gen-X Sports, Inc. incorporated in this Form 8-K and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their reports in this Form 8-K, it will not be possible to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP that are included in this Form 8-K or any omissions to state a material fact required to be stated therein.

      The combined financial statements of Gen-X Sports Inc. and Gen-X Sports, Inc. for the period from January 1, 2002 to September 18, 2002 are included in this report. These financial statements were audited by KPMG LLP.

      Consolidated audited financial statements of Huffy Corporation for the period from January 1, 2002 to September 30, 2002 are included in this report. The results of Gen-X Sports Inc. and Gen-X Sports, Inc. for the period of Huffy's ownership from September 19, 2002 to September 30, 2002 are included in the consolidated financial statements. These consolidated financial statements were audited by KPMG LLP.


      (b) Pro forma financial information.

      Unaudited pro forma financial statements of the combined companies as of and for the nine months ended September 30, 2002 are included with this report.

---------   ------------------------------------------------------------------------------  ----
(c)         Exhibits.
---------   ------------------------------------------------------------------------------  ----
2.1(a)      Agreement and Plan of Merger, dated June 5, 2002 and amended as                  *
            of July 1, 2002, by and among Huffy Corporation, HSGC, Inc. and
            Gen-X Sports Inc. (incorporated herein by reference to Exhibit 2.a to Huffy Corporation's Registration Statement on Form S-4 filed on
            July 5, 2002 and amended on July 29, 2002, File No. 333-92030).
---------   ------------------------------------------------------------------------------  ----
2.1(b)      Amendment No. 2 to the Agreement and Plan of Merger, dated July 25, 2002,        *
            by and among Huffy Corporation, HSGC, Inc. and Gen-X Sports Inc.
---------   ------------------------------------------------------------------------------  ----
2.1(c)      Share Purchase Agreement, dated June 5, 2002, by and among Huffy                 *
            Corporation, HSGC Canada Inc., Gen-X Sports, Inc., K&J  Financial, Inc.,
            DLS Financial, Inc., Kenneth Finkelstein Family Trust, James Salter
            Family Trust, James Salter, Kenneth Finkelstein and the Sellers
            (as defined in the Agreement) (incorporated herein by reference to
            Exhibit 2.b to Huffy's Registration Statement on Form S-4 filed on
            July 5, 2002 and amended on July 29, 2002, File No. 333-92030).
---------   ------------------------------------------------------------------------------  ----
2.1(d)      Amendment No. 1 to the Share Purchase Agreement, dated July 25, 2002,            *
            by and among Huffy Corporation, HSGC Canada Inc. and Kenneth Finkelstein,
            as Representative for and in the name of and on behalf of the Sellers
            (as defined in the Agreement).
---------   ------------------------------------------------------------------------------  ----
2.1(e)      Second Amended and Restated Loan and Security Agreement, dated                   *
            September 19, 2002, by and among Huffy Corporation and its subsidiaries,
            Gen-X Sports Inc. and its subsidiaries, Gen-X Sports, Inc. and its subsidiaries, Congress Financial Corporation (Central) and the Lenders
            (as defined in the Agreement).
---------   ------------------------------------------------------------------------------  ----
23.1        Independent Auditor's Consent, Deloitte & Touche LLP dated November 27, 2002.
---------   ------------------------------------------------------------------------------  ----
23.2        Independent Auditor's Consent, KPMG LLP, dated December 2, 2002
---------   ------------------------------------------------------------------------------  ----
23.3        Independent Auditor's Consent, KPMG LLP, dated December 2, 2002
---------   ------------------------------------------------------------------------------  ----

---------   ------------------------------------------------------------------------------  ----
*           Indicates that the exhibit is incorporated by reference into this 8-K from a previous filing with the Commission.
---------   ------------------------------------------------------------------------------  ----

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Registrant:

                                      HUFFY CORPORATION

                                          /s/  Timothy G. Howard
Date: December 2, 2002                    -------------------------------------
                                      By: Timothy G. Howard
                                          Vice President - Corporate Controller
                                          (Principal Accounting Officer)

Combined Statements of Operations and Cash Flows of

GEN-X HOLDINGS, INC. AND
GEN-X EQUIPMENT INC.

Period from January 1, 2000 to May 26, 2000

(expressed in U.S. dollars)

INDEPENDENT AUDITORS' REPORT ON
COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS


To the Board of Directors of
Gen-X Holdings, Inc. and Gen-X Equipment Inc.


We have audited the combined statements of operations and cash flows of Gen-X Holdings, Inc. and Gen-X Equipment Inc. (collectively "the Company") for the period from January 1, 2000 to May 26, 2000. This financial information is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial information based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial information is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial information. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial information presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, this financial information presents fairly, in all material respects, the results of operations and cash flows of the Company for the period from January 1, 2000 to May 26, 2000 in accordance with Canadian generally accepted accounting principles.




/s/ Deloitte & Touche LLP
Chartered Accountants

Toronto, Ontario
November 27, 2002

GEN-X HOLDINGS, INC. AND GEN-X EQUIPMENT INC.
COMBINED STATEMENT OF OPERATIONS
PERIOD FROM JANUARY 1, 2000 TO MAY 26, 2000
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------


REVENUE                                                          $ 34,095,729

COST OF SALES                                                      25,050,511
------------------------------------------------------------------------------

GROSS PROFIT                                                        9,045,218

OPERATING EXPENSES                                                  4,966,469
------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                          4,078,749

INCOME TAXES (Note 3)                                               2,000,342
------------------------------------------------------------------------------
NET INCOME                                                        $ 2,078,407
==============================================================================

GEN-X HOLDINGS, INC. AND GEN-X EQUIPMENT INC.
COMBINED STATEMENT OF CASH FLOWS
PERIOD FROM JANUARY 1, 2000 TO MAY 26, 2000
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


NET INFLOW (OUTFLOW) OF CASH RELATED
     TO THE FOLLOWING ACTIVITIES

OPERATING
     Net income                                                     $2,078,407
     Item not affecting cash
        Depreciation and amortization                                  169,769

     Net change in non-cash working capital items
        Accounts receivable                                         (4,601,702)
        Inventories                                                  1,254,023
        Prepaid expenses and deposits                                  (56,598)
        Accounts payable                                             3,187,240
        Accrued liabilities                                          1,172,982
        Income taxes payable                                         1,735,093
-------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                4,939,214
-------------------------------------------------------------------------------

INVESTING
     Incorporation and other organization costs                        (75,000)
     Purchase of capital assets, net                                  (122,472)
-------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                     (197,472)
-------------------------------------------------------------------------------

FINANCING
     Bank indebtedness                                              (3,809,125)
     Repayments of amounts due to parent company                      (820,636)
     Repayment of mortgage principal                                   (11,981)
     Repayments of other long-term debt                               (100,000)
-------------------------------------------------------------------------------
CASH USED IN FINANCING ACTIVITIES                                   (4,741,742)
-------------------------------------------------------------------------------

NET CASH INFLOW                                                              -

CASH, BEGINNING OF PERIOD                                                    -
-------------------------------------------------------------------------------
CASH, END OF PERIOD                                                 $        -
===============================================================================

SUPPLEMENTAL CASH FLOW DISCLOSURE
     Interest paid                                                  $  530,665
     Income taxes paid                                              $        -

GEN-X HOLDINGS, INC. AND GEN-X EQUIPMENT INC.
NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS
PERIOD FROM JANUARY 1, 2000 TO MAY 26, 2000
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


1.     BASIS OF PRESENTATION

       These combined statements of operations and cash flows include the consolidated financial information of Gen-X Holdings, Inc. and the financial information of Gen-X Equipment Inc. (collectively the "Company").

       The Company is wholly-owned by Global Sports, Inc. ("Global" and "Parent Company"), a public company in the United States.

       This financial information is prepared in U.S. dollars as the Company conducts a majority of its business in that currency. Intercompany transactions and balances have been eliminated.

       Gen-X Holdings, Inc. is a Washington corporation which includes the accounts of its wholly-owned subsidiaries: Gen-X Equipment, Ltd., Gen-X Equipment AG, and Lamar Snowboards, Inc. ("Lamar").

       Gen-X Equipment Inc. is a company incorporated under the Ontario Business Corporations Act.

       Nature of business

       The Company is a distributor of excess inventories of sports equipment and accessories and specializes in acquiring excess inventories of snowboards, snowboard boots and bindings, in-line skates, premium sunglasses and sports goggles, skateboards, mountain bikes, wakeboards and specialty footwear from manufacturers and other suppliers and reselling these products to sporting goods retailers worldwide. The Company also markets its own branded products in the snowboard and accessories business under the Lamar and Limited brand names, as well as aluminum scooters marketed under the Company's Rage brand.

2.     SIGNIFICANT ACCOUNTING POLICIES

       This financial information has been prepared by management in accordance with Canadian generally accepted accounting principles. The more significant accounting policies followed in the preparation of financial information are summarized as follows:

       Inventories

       Inventories are carried at the lower of cost and market using the first-in, first-out method.

       Capital assets

       Capital assets are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

                              Furniture and fixtures    -    5 years
                              Computer equipment        -    3 years

GEN-X HOLDINGS, INC. AND GEN-X EQUIPMENT INC.
NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS
PERIOD FROM JANUARY 1, 2000 TO MAY 26, 2000
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       Other assets

       Other assets include incorporation and other organization costs capitalized which are being amortized over 20 years.

       Goodwill

       Goodwill is amortized using the straight-line method over 20 years. Goodwill is written down when there has been a permanent impairment in the value of unamortized goodwill. A permanent impairment in goodwill is determined by comparison of the carrying value of unamortized goodwill with undiscounted future earnings of the related business.

       Income taxes

       Income taxes are provided based on the deferral method of tax allocation. Under this method, deferred income taxes arise primarily from differences between the financial reporting and tax basis of assets and liabilities based on current tax rates.

       Revenue recognition

       The Company recognizes revenue from the sale of its products when delivery has occurred, the sale price is fixed and collectibility is probable. Provision is made at the time related revenue is recognized for estimated product returns and rebates.

       Concentration of credit risk

       The Company performs ongoing credit evaluations of its customers. Based on the Company's assessment of credit risk, sales in the United States and Canada are made on open credit, C.O.D., cash in advance or by post-dated cheque. International sales are generally made on a cash in advance or on a letter of credit basis. The majority of accounts are credit insured with the Export Development Corporation of Canada.

       Foreign currency

       Accounts receivable and accounts payable denominated in foreign currencies are translated into U.S. dollars at the exchange rate as of the balance sheet date. Revenues, costs of sales and expenses are translated at the prevailing exchange rate at the time the transaction occurs. Adjustments resulting from foreign exchange transactions are recorded in the combined statement of operations.

       Use of estimates

       The preparation of the financial information in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial information and accompanying notes. Actual results could differ from those estimates.

GEN-X HOLDINGS, INC. AND GEN-X EQUIPMENT INC.
NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS
PERIOD FROM JANUARY 1, 2000 TO MAY 26, 2000
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------

3.     SUBSEQUENT EVENT

       Effective close of business on May 26, 2000, the share capital of Gen-X Holdings, Inc. (a Washington corporation) and the share capital of Gen-X Equipment Inc. (an Ontario corporation) was acquired by Gen-X Sports Inc. and Gen-X Sports, Inc., respectively, for total cash consideration of $16,170,000. Consideration was represented by total cash of $13,200,000 and the assumption of certain notes payable amounting to $2,970,000.

       In addition, Global assumed the income taxes payable in respect of Gen-X Equipment, Ltd. prior to acquisition for the period from January 1, 2000 to May 26, 2000.

4.     RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED
       ACCOUNTING PRINCIPLES

       The Company's combined statements of operations and cash flows are expressed in U.S. dollars and are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which conform in all material respects with those in the United States ("U.S. GAAP"), except for the following:

       Net income reconciliation

Net income as reported                                              $ 2,078,407
Description of items having the effect of decreasing
     reported income:
        Incorporation and other organization costs (a)                  (70,000)
--------------------------------------------------------------------------------
Net income under U.S. GAAP                                          $ 2,008,407
================================================================================


       (a)   Incorporation and other organization costs

             During the period, the Company recorded $73,000 of costs in other assets related to incorporation and other organization costs net of amortization of $2,000 in accordance with Canadian GAAP. Under U.S. GAAP these costs are required to be expensed in the period incurred. The net income under U.S. GAAP for the period from January 1, 2000 to May 26, 2000 is overstated by $70,000 net of tax.

       Under Canadian GAAP, the Company is following the deferral method of tax allocation under which full provision for income taxes are made on the entire reported income. In accordance with SFAS No. 109, U.S. GAAP requires that income taxes be accounted for by the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of the assets and liabilities and are measured at the enacted tax rates that will be in effect when the differences are expected to reverse. Such differences principally arise from the timing of income and expense recognition for accounting and tax purposes. The income taxes as determined under SFAS No. 109 would not differ from the income taxes as reported.

GEN-X HOLDINGS, INC. AND GEN-X EQUIPMENT INC.
NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS
PERIOD FROM JANUARY 1, 2000 TO MAY 26, 2000
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------


4.     RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED
       ACCOUNTING PRINCIPLES (CONTINUED)

       The Company's comprehensive income as determined under SFAS No. 130 would not differ from net income for the above period.

       There are no differences in cash used in operating, investing and financing activities as reported and as per US. GAAP except for the effect of the accounting for incorporation and other organization costs as noted above in (a). Under U.S. GAAP, cash provided by operating activities would be $4,864,214 and cash used in investing activities would be $122,472 after giving effect to the difference in accounting for the incorporation and organization costs.

                                                                        DRAFT #4
                                                               NOVEMBER 22, 2002













                      Combined Financial Statements
                      (Expressed in U.S. dollars)

                      GEN-X SPORTS INC.
                      AND GEN-X SPORTS, INC.

                      Period from January 1, 2002 to September 18, 2002

INDEPENDENT AUDITORS' REPORT TO THE SHAREHOLDERS


We have audited the combined balance sheet of Gen-X Sports Inc. and Gen-X Sports, Inc. as at September 18, 2002 and the combined statements of income and retained earnings and cash flows for the period from January 1, 2002 to September 18, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Company as at September 18, 2002 and the results of its operations and its cash flows for the period then ended in accordance with Canadian generally accepted accounting principles.


/s/ KPMG LLP

Chartered Accountants



Toronto, Canada

November 1, 2002

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Combined Balance Sheet
(Expressed in U.S. dollars)

September 18, 2002


===============================================================================================================

Assets

Current assets:
     Accounts receivable                                                                       $    37,609,443
     Inventories                                                                                    23,629,572
     Prepaid expenses and deposits                                                                   3,233,674
     Future income taxes (note 9)                                                                    2,299,545
---------------------------------------------------------------------------------------------------------------
                                                                                                    66,772,234

Capital assets (note 3)                                                                             10,365,911

Other assets                                                                                        13,253,453

Goodwill                                                                                             7,492,036

---------------------------------------------------------------------------------------------------------------
                                                                                               $    97,883,634
===============================================================================================================

Liabilities and Shareholders' Equity

Current liabilities:
     Bank indebtedness (note 4)                                                                $    29,518,001
     Accounts payable and accrued liabilities                                                       30,814,029
     Current portion of long-term debt (note 5)                                                      8,875,680
---------------------------------------------------------------------------------------------------------------
                                                                                                    69,207,710

Long-term debt (note 5)                                                                              4,577,014

Preferred shares (note 6)                                                                            4,970,000

Shareholders' equity:
     Share capital (note 7)                                                                         12,088,526
     Retained earnings                                                                               7,040,384
---------------------------------------------------------------------------------------------------------------
                                                                                                    19,128,910

Commitments (note 8)
Subsequent events (note 10)

---------------------------------------------------------------------------------------------------------------
                                                                                               $    97,883,634
===============================================================================================================

See accompanying notes to combined financial statements.


On behalf of the Board:

/s/ Kenneth J. Finkelstein                 Director
-----------------------------------------

/s/ James J. Salter                        Director
-----------------------------------------

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Combined Statement of Income and Retained Earnings
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

===============================================================================================================

Sales                                                                                          $    93,644,378

Cost of sales                                                                                       70,607,187
---------------------------------------------------------------------------------------------------------------

Gross margin                                                                                        23,037,191

Operating expenses                                                                                  21,301,905
---------------------------------------------------------------------------------------------------------------

Income before income taxes                                                                           1,735,286

Income taxes                                                                                           355,111
---------------------------------------------------------------------------------------------------------------

Net income                                                                                           1,380,175

Retained earnings, beginning of period                                                               6,843,627

Dividends                                                                                            1,183,418

---------------------------------------------------------------------------------------------------------------
Retained earnings, end of period                                                               $     7,040,384
===============================================================================================================


See accompanying notes to combined financial statements.

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Combined Statement of Cash Flows
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

===============================================================================================================

Cash provided by (used in):

Operating activities:
     Net income                                                                                $     1,380,175
     Depreciation and amortization                                                                     945,892
     Change in non-cash operating working capital                                                    2,025,221
---------------------------------------------------------------------------------------------------------------
                                                                                                     4,351,288

Financing activities:
     Repayment of long-term debt                                                                    (2,692,347)
     Proceeds from issuance redemption of common shares                                               (300,000)
     Proceeds from issuance redemption of preferred shares                                          (1,183,418)
---------------------------------------------------------------------------------------------------------------
                                                                                                    (4,175,765)

Investing activities:
     Expenditures for capital assets                                                                  (193,524)
---------------------------------------------------------------------------------------------------------------

Decrease in cash                                                                                       (18,001)

Cash, beginning of period                                                                                    -

---------------------------------------------------------------------------------------------------------------
Bank indebtedness, end of period                                                               $       (18,001)
===============================================================================================================

Supplemental cash flow information:
     Income taxes paid                                                                         $       176,240
     Interest paid                                                                                   1,924,251

===============================================================================================================


See accompanying notes to combined financial statements.

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------


1.     BASIS OF PRESENTATION:


       These combined financial statements include the consolidated financial statements of Gen-X Sports Inc. (a Delaware corporation) and the financial statements of Gen-X Sports, Inc. (an Ontario corporation) (collectively, the "Company"), which are companies under common control.


       These combined financial statements are prepared in U.S. dollars as the Company conducts a majority of its business in that currency. Intercompany transactions and balances have been eliminated in these combined statements of income and retained earnings.


       Gen-X Sports Inc. and Gen-X Sports, Inc. were incorporated on December 13, 1999 and September 15, 1999, respectively, commencing operations with the May 26, 2000, acquisition of Gen-X Holdings Inc., and Gen-X Equipment Inc., from Global Sports, Inc. The financial statements of Gen-X Sports Inc., includes the accounts of its wholly owned subsidiaries Gen-X Sports, Ltd., Gen-X Sports AG and Lamar Snowboards, Inc.


       The Company markets its own branded products in the golf, in-line skate, ice hockey, snowboard and accessories business under the Tommy Armour, Teardrop, Ram, Ultra Wheels, Hespeler, Lamar and Limited brand names, as well as aluminum scooters marketed under the Company's Rage brand and under the Company's licensed Oxygen name.


       The Company is also a leading distributor of excess inventories of sports equipment and accessories and specializes in acquiring excess inventories of snowboards, snowboard boots and bindings, in-line skates, premium sunglasses and sports goggles, skateboards, mountain bikes, wakeboards and specialty footwear from manufacturers and other suppliers and reselling these products to sporting goods retailers worldwide.


2.     SIGNIFICANT ACCOUNTING POLICIES:


       These combined financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles ("GAAP") which, as applied to the Company, are in accordance with United States. The more significant accounting policies are summarized as follows:


       (a) Revenue recognition:


           The Company recognizes revenue from the sale of its products when delivery has occurred, the sale price is fixed and collectibility is probable. Provision is made at the time related revenue is recognized for estimated product returns and rebates.

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements (continued)
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

       (b)  Concentration of credit risk:

            The Company performs ongoing credit evaluations of its customers. Based on the Company's assessment of credit risk, sales in the United States and Canada are made on open credit, cash on deliver ("C.O.D."), cash in advance or by post-dated cheque. International sales are generally made on a cash in advance or on a letter of credit basis. The majority of accounts are credit insured with the Export Development.

       (c)  Inventories:

            Inventories are carried at the lower of cost and market using the first-in, first-out method.

       (d)  Capital assets:

            Capital assets are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

            ===================================================================

            Building                                               40 years
            Furniture and fixtures                                  5 years
            Computer equipment                                      3 years
            Production equipment                               1 - 10 years
            Leasehold improvements                       Over term of lease

            ===================================================================


       (e)  Goodwill:

            In July 2001, The Canadian Institute of Chartered Accountants ("CICA") issued a new CICA Handbook Section 1581, "Business Combinations" and Section 3062, "Goodwill and Other Intangible Assets".

            The Company has adopted these standards effective January 1, 2002. The impact of adopting Section 1581, is not material for the Company, as it does not expect to reclassify any amounts from goodwill.

            As a result of adopting Section 3062, goodwill will no longer be amortized after December 31, 2001, but rather will be reviewed at least annually for impairment and written down for impairment losses as deemed necessary. Transitional impairments, if any, are not expected to be material, however, impairment reviews may result in future periodic write-downs.

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements (continued)
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):


       (f) Other assets:


           Other assets include patents and trademarks, incorporation, other organization costs and deferred financing costs. Patents and trademarks were amortized over 40 years and effective January 1, 2002, the Company adopted Section 3062, "Goodwill and Other Intangible Assets", and as a result, patents and trademarks will no longer be amortized after December 31, 2001 since they have been assessed as having indefinite lives. These patents and trademarks will be reviewed at least annually for impairment and written down for impairment losses as deemed necessary. Incorporation and other organization costs are amortized over 20 years. Deferred financing costs are amortized on a straight-line basis, over the expected term of the related financing.


       (g) Foreign currency:


           Accounts receivable and accounts payable denominated in foreign currencies are translated into U.S. dollars at the exchange rate as of the balance sheet date. Revenue, costs of sales and expenses are translated at the prevailing exchange rate at the time the transaction occurs. Adjustments resulting from foreign exchange transactions are recorded in the combined statements of income and retained earnings.


       (h) Use of estimates:


           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.


       (i) Financial instruments:


           The estimated fair values of accounts receivable, bank indebtedness, capital loan, accounts payable and accrued liabilities, and current portion of long-term debt approximate their carrying values due to the relatively short period to maturity of these instruments.


           The estimated fair values of long-term debt and preferred shares approximate their carrying values as the long-term debt was paid and preferred shares redeemed the next day.

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements (continued)
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------


2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):


       (j) Income taxes:


           The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.


       (k) Stock-based compensation:


           The Company has stock-based compensation plans, which are described in note 7. No compensation expense is recognized for these plans when stock or stock options are issued to employees. Consideration paid by employees on the exercise of stock options is credited to common shares. For consideration paid to an employee for the repurchase of stock options, the excess of the consideration paid over the carrying amount of the stock option canceled is charged to retained earnings.


3.     CAPITAL ASSETS:

       ========================================================================================================
                                                                               Accumulated            Net book
                                                                   Cost       depreciation               value
       --------------------------------------------------------------------------------------------------------

       Land                                            $      1,500,000     $            -     $     1,500,000
       Building                                               6,500,000            133,125           6,366,875
       Furniture and fixtures                                 1,827,387            763,318           1,064,069
       Computer equipment                                       752,140            381,276             370,864
       Production equipment                                     868,765            180,400             688,365
       Leasehold improvements                                   418,019             42,281             375,738

       --------------------------------------------------------------------------------------------------------
                                                       $     11,866,311     $    1,500,400     $    10,365,911
       ========================================================================================================

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements (continued)
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------

4.     BANK INDEBTEDNESS:


       Gen-X Sports, Inc. has a demand revolving line of credit available with the HSBC Bank Canada (the "Bank") in the amount of Cdn. $40,000,000 subject to certain margin requirements. The line of credit is available to Gen-X Sports, Inc. and Gen-X Sports Inc. and each of its wholly owned subsidiaries. As of September 18, 2002, U.S. $22,000,000 of this facility was utilized by the Company. The line is available in either U.S. or Cdn. dollar currency by way of either direct advances, bankers' acceptances or by import letters of credit. The line bears interest primarily at either the U.S. base rate or the Bank's prime rate of interest plus 1/2%.


       Gen-X Sports, Inc. has a demand revolving line of credit with HSBC Bank USA (the "Bank") in the amount of U.S. $9,000,000 subject to certain margin requirements. The line of credit is available to Gen-X Sports, Inc. As of September 18, 2002, $7,500,000 of this facility was utilized by the Company. The line is available in U.S. dollar currency by way of direct advances and includes a U.S. $5,000,000 sub-limit for issuance of documentary trade letters of credit. The line bears interest primarily at the Bank's prime rate of interest plus 3/4% or LIBOR plus 1.90% (up to 180 days).


       The credit facilities are secured by:


       (a) A general security agreement covering all of the Company's assets;


       (b) Unlimited guarantees from all companies in the group;


       (c) Subordination agreements relating to other long-term debt;


       (d) A general assignment of book debts; and


       (e) An assignment of accounts receivable credit and general insurance.


       Subsequent to September 18, 2002, this bank indebtedness was paid in full as part of Huffy Corporation acquiring the Company.


       As at September 18, 2002, the Company had an obligation under import letters of credit in the amount of $793,786.

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements (continued)
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------


5.     LONG-TERM DEBT:

--------------------------------------------------------------------------------

       Loan payable to Ride, Inc., bearing interest at U.S. prime rate per annum, secured by a pledge of the shares of Gen-X
         Sports, Inc. and Gen-X Sports, Ltd.  The loan is repayable in equal quarterly principal installments in the amount of
         $100,000 plus accrued interest                                                          $     300,000
       Promissory notes payable to former Lamar shareholders,
         bearing interest at 6% per annum, $400,000 is payable
         in fiscal 2001 and $200,000 thereafter in each year through
         to 2003 plus accrued interest                                                                 200,000
       Promissory notes payable to former Lamar shareholders,
         bearing interest at 6% per annum, $125,680 payable in
         2003 plus accrued interest                                                                    125,680
       Subordinated note payable to the bank, bearing interest at banker's acceptance plus 125 basis points plus 9% per annum,
         secured by a third charge on all assets of the Company (a)                                  8,000,000
       Mortgage note payable to bank, bearing interest at U.S. prime rate per annum, due in monthly installments of $20,833 plus
         interest through October 2006, secured by land and building                                 4,827,014
       --------------------------------------------------------------------------------------------------------
                                                                                                    13,452,694

       Less current portion                                                                          8,875,680

       --------------------------------------------------------------------------------------------------------
                                                                                               $     4,577,014
       ========================================================================================================


       Principal payments are as follows:

       ========================================================================================================

       2002                                                                                    $       283,333
       2003                                                                                          8,675,680
       2004                                                                                            250,000
       2005                                                                                            250,000
       2006                                                                                          3,993,681

       --------------------------------------------------------------------------------------------------------
                                                                                               $    13,452,694
       ========================================================================================================


       (a) The Company is in violation of its subordinated note payable to the bank at September 18, 2002 and accordingly, has reclassified this debt as a current liability. Subsequent to September 18, 2002, this loan was paid in full as part of Huffy Corporation acquiring the Company.

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements (continued)
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------

6.     PREFERRED SHARES:


       ========================================================================================================

       Authorized:
           Gen-X Sports Inc.:
                3,960,000 Series A redeemable preferred shares
           Gen-X Sports, Inc.:
                Unlimited number of Class A preferred shares Issued and
       outstanding:
           Gen-X Sports Inc.:
                2,970,000 Series A redeemable preferred shares                                  $    2,970,000
           Gen-X Sports, Inc.:
                2,000,000 Class A preferred shares                                                   2,000,000

       --------------------------------------------------------------------------------------------------------
                                                                                                $    4,970,000
       ========================================================================================================


       Preferred shares are represented by redeemable, retractable Series A preferred shares of Gen-X Sports Inc. and Class A preferred shares of Gen-X Sports, Inc. as described following:


       (a) The Series A redeemable preferred ("Series A Shares") are non-voting entitled to a cumulative dividend at a rate of 7%, and non-participating except to the extent of this aggregate redemption value of $2,970,000 plus any accrued unpaid dividends. Dividends are payable on the 15th day of April, July, October and January of each year.


           Any or all of the Series A Shares are redeemable at any time at the Company's option at a redemption price of $1.00 per share plus accrued interest. In addition, the Series A Shares have a mandatory redemption requirement, at a redemption price of $1.00 per share.


           On May 1, 2001, Gen-X Sports Inc. was required to redeem 990,000 shares of the Series A Shares. On May 1, 2002, Gen-X Sports Inc. was required to redeem an additional 990,000 shares of the Series A Shares. The shareholders of the Series A Shares have elected to defer the 2001 and 2002 retraction to any subsequent year.


           Subsequent to September 18, 2002, all the preferred shares were redeemed as part of Huffy Corporation acquiring the Company.

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements (continued)
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------

6.     PREFERRED SHARES (CONTINUED):


       (b) The Class A preferred shares ("Class A" Shares) of Gen-X Sports, Inc. are voting, entitled to a cumulative preferential dividend at a rate of bankers' acceptance rate plus 10.25%, with a redemption value of $2,000,000 plus any accrued unpaid dividends. Dividends are paid on a monthly basis.


           These Series A Shares and Class A Shares dividends are recorded as interest expense in the combined statements of income and retained earnings.


7.     SHARE CAPITAL:

       ========================================================================================================
       Authorized:
           Gen-X Sports Inc.:
                250,001 Series B Junior participating preferred shares 6,000,000
                Series C non-voting preferred shares 50,000,000 common shares
           Gen-X Sports, Inc.:
                Unlimited number of common shares
       Issued and outstanding:
           Gen-X Sports Inc.:
                83,334 Series B Junior participating preferred shares                          $             -
                5,462,363 Series C non-voting preferred shares                                      10,888,193
                5,369,029 common shares                                                                200,000
           Gen-X Sports, Inc.
                5,452,362 common shares                                                                    333
       --------------------------------------------------------------------------------------------------------
                                                                                                    11,088,526
           Options granted (Gen-X Sports Inc.)                                                       1,000,000

       --------------------------------------------------------------------------------------------------------
                                                                                               $    12,088,526
       ========================================================================================================


       (a) The holders of the common shares in Gen-X Sports Inc. are entitled to a 5% per annum cash dividend based on a share value of $6.00 for the issued and outstanding common shares.


       (b) The Series B Junior participating preferred shares ("Series B" Shares) are convertible into common shares on a one-to-one basis at any time at the option of the holders. Each of the Series B Shares has voting rights equal to the number of common shares they are convertible into. In the event that dividends are paid to the holders of common shares, a dividend is payable to the holders of the Series B Shares equal to the dividends that would have been paid in respect of common shares into which the Series B shares are convertible.

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements (continued)
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------


7.     SHARE CAPITAL (CONTINUED):


       (c) The Series C non-voting preferred shares ("Series C" Shares) are entitled to non-cumulative dividends, if declared.


       (d) During 2002, dividends were declared and paid in the amount of $1,795,475 to the holders of the issued and outstanding common shares.


       Stock options:


       During 2002, an additional 10,000 options were issued for a total of 1,209,289, and remain outstanding at September 18, 2002 as follows:


       (a) 953,000 shares at an exercise price of $6.00;


       (b) 158,250 shares at an exercise price of $12.00; and


       (c) 98,039 shares at an exercise price of $1.80.


       These options vest either over a three or four-year period. Of the 1,209,289 shares, 125,039 are fully vested.


       Subsequent to September 18, 2002, these stock options were cancelled as part of Huffy Corporation acquiring the Company.


8.     COMMITMENTS:


       The Company is committed under certain operating leases. Total future minimum lease payments related to these operating leases are approximately as follows:

       ========================================================================================================

       2002                                                                                     $      390,000
       2003                                                                                            423,000
       2004                                                                                            423,000
       2005                                                                                            423,000
       2006                                                                                            427,000
       2007 and thereafter                                                                           1,050,000

       --------------------------------------------------------------------------------------------------------
                                                                                                $    3,136,000
       ========================================================================================================

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements (continued)
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------


9.     INCOME TAXES:


       Income tax expense for the Company differs from the amount that would be computed by applying the Canadian federal and provincial statutory income tax rates of 38.6% to income before income taxes. The reasons for the differences are as follows:

       ========================================================================================================
                                                                                   Amount                    %
       --------------------------------------------------------------------------------------------------------

       Combined Canadian federal and
         provincial income taxes                                              $       906                 38.6
       Effect of lower taxes applicable
         to U.S. and Swiss income                                                  (1,034)               (44.0)
       Loss carryforward utilized, not
         previously recognized                                                       (875)               (37.3)
       Valuation allowance                                                          1,358                 57.8

       --------------------------------------------------------------------------------------------------------
                                                                              $       355                 15.1
       ========================================================================================================


       The tax effects of temporary differences that give rise to significant portions of the current and future tax assets and future tax liabilities at September 18, 2002 are presented below:

       ========================================================================================================

       Current tax assets (liabilities):
           Current taxes payable                                                               $    (1,446,520)

       Future tax assets:
           Difference in property and equipment
              and goodwill basis                                                                      (175,000)
           Net operating loss carryforward                                                          10,178,502
           -----------------------------------------------------------------------------------------------------
                                                                                                    10,003,502
           Less valuation allowance                                                                 (6,257,437)
           -----------------------------------------------------------------------------------------------------
           Total future tax assets                                                                   3,746,065

           -----------------------------------------------------------------------------------------------------
       Total future income taxes                                                               $     2,299,545
       =========================================================================================================


       The Company has net operating loss carryforwards in the U.S. of approximately $27.0 million and in Canada of approximately $2.0 million that, depending upon the jurisdiction, expire between the years 2006 and 2022. Of these amounts, approximately $20.0 million arose from the acquisition of First Team Sports, Inc. in 2001, and the utilization of these net operating loss carryforwards are limited under U.S. tax provisions.

GEN-X SPORTS INC. AND GEN-X SPORTS, INC.
Notes to Combined Financial Statements (continued)
(Expressed in U.S. dollars)

Period from January 1, 2002 to September 18, 2002

--------------------------------------------------------------------------------


10.    SUBSEQUENT EVENTS:


       The Company was acquired on September 19, 2002 by Huffy Corporation for cash consideration and shares of Huffy Corporation.


       Certain outstanding debt and preferred shares of the Company were repaid subsequent to the purchase.

                       Consolidated Financial Statements

                               Huffy Corporation

          September 30, 2002, December 31, 2001, and December 31, 2000

                  (with Independent Auditor's Report thereon)

                          Independent Auditors' Report

The Board of Directors and Shareholders,
Huffy Corporation:

We have audited the accompanying consolidated balance sheets of Huffy Corporation and subsidiaries (the Company) as of September 30, 2002, December 31, 2001 and December 31, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the nine-months ended September 30, 2002, and for each of the years in the two-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations and cash flows for the nine-months ended September 30, 2002, and for each of the years in the two-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Cincinnati, OH                                /s/ KPMG LLP

November 18, 2002                             KPMG LLP

ITEM 7. FINANCIAL STATEMENTS:

                                HUFFY CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollar Amounts in Thousands, Except Share Data)


                                                        For the                  Years Ended
                                                    Nine Months ended    ------------------------------
                                                      September 30,      December 31,      December 31,
                                                          2002              2001              2000
                                                          ----              ----              ----
Net sales                                             $    246,826      $    331,138      $    488,181
Cost of sales                                              201,839           291,188           406,839
                                                      ------------      ------------      ------------
        Gross profit                                        44,987            39,950            81,342

Selling, general and administrative expenses                37,201            47,607            53,763
Plant closure and manufacturing reconfiguration                 --             3,713               714
                                                      ------------      ------------      ------------
        Operating income (loss)                              7,786           (11,370)           26,865

Other expense (income):
        Interest expense                                       924             1,761             8,629
        Interest income                                        (16)             (633)             (201)
        Other expense                                        1,385               303             1,342
                                                      ------------      ------------      ------------
Earnings (loss) before income taxes                          5,493           (12,801)           17,095
Income tax expense (benefit)                                 1,925            (4,391)            6,429
                                                      ------------      ------------      ------------
     Earnings (loss) from continuing operations              3,568            (8,410)           10,666

Discontinued operations:
     Income (loss) from discontinued operations               (723)               --             4,537
     Gain on disposal of discontinued operations                --                --            20,781
Extraordinary loss                                              --                --              (998)
                                                      ------------      ------------      ------------
Net earnings (loss)                                   $      2,845      $     (8,410)     $     34,986
                                                      ------------      ------------      ------------

Earnings (loss) per common share:
  Basic:
     Weighted average number of common shares           10,896,562        10,298,076        10,187,048
     Earnings (loss) from continuing operations       $       0.33      $      (0.82)     $       1.05
     Earnings (loss) from discontinued operations            (0.07)               --              2.48
     Extraordinary loss                                         --                --             (0.10)
                                                      ------------      ------------      ------------
        Net earnings (loss) per common share          $       0.26      $      (0.82)     $       3.43
                                                      ============      ============      ============

  Diluted:
     Weighted average number of common shares           11,153,166        10,298,076        10,320,362
     Earnings (loss) from continuing operations       $       0.32      $      (0.82)     $       1.03
     Earnings (loss) from discontinued operations            (0.06)               --              2.45
     Extraordinary loss                                         --                --             (0.09)
                                                      ------------      ------------      ------------
        Net earnings (loss) per common share          $       0.26      $      (0.82)     $       3.39
                                                      ============      ============      ============

   See accompanying notes to the consolidated financial statements.

                                HUFFY CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                          (Dollar Amounts In Thousands)


                                                        September 30,   December 31,  December 31,
                                                            2002           2001           2000
                                                            ----           ----           ----
ASSETS
Current assets:
    Cash and cash equivalents                            $     514      $  26,541      $   4,334
    Accounts and notes receivable, net                      87,282         48,934         79,811
    Inventories                                             48,202         12,483         43,324
    Deferred federal income taxes                            9,980         13,900         16,935
    Prepaid expenses                                        10,236          3,903          3,644
                                                         ---------      ---------      ---------
           Total current assets                            156,214        105,761        148,048
                                                         ---------      ---------      ---------

Property, Plant and Equipment, at cost:

    Land and land improvements                                 151            182            182
    Buildings and building improvements                      1,741          3,399          2,948
    Machinery and equipment                                 18,498         16,818         19,557
    Office furniture, fixtures and equipment                17,328         16,348         16,788
    Leasehold improvements                                   1,963          1,584          2,346
    Construction in progress                                 1,071            989          1,600
                                                         ---------      ---------      ---------
                                                            40,752         39,320         43,421
    Less:  Accumulated depreciation and amortization        29,557         30,053         30,741
                                                         ---------      ---------      ---------
        Net property, plant and equipment                   11,195          9,267         12,680

Net assets held for sale                                     5,480             --             --
Excess of cost over net assets acquired, net                23,686          8,038          8,764
Intangible assets, net                                      48,275             --             --
Deferred federal income taxes                               18,694          1,906             --
Other assets                                                 6,843         20,513         11,001
                                                         ---------      ---------      ---------
                                                         $ 270,387      $ 145,485      $ 180,493
                                                         =========      =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:

    Notes payable                                        $  46,821      $      --      $  17,656
    Current installments of long-term obligations              714             --             --
    Accounts payable                                        68,275         31,161         28,015
    Accrued expenses:
        Salaries, wages and other compensation               6,313          4,363          6,295
        Insurance                                            6,049          7,403         11,235
        Environmental                                        2,000          6,959          8,050
        Other                                                7,947          4,403         10,867
                                                         ---------      ---------      ---------
         Total accrued expenses                             22,309         23,128         36,447
    Other current liabilities                                7,356          7,096          8,278
                                                         ---------      ---------      ---------
           Total current liabilities                       145,475         61,385         90,396
                                                         ---------      ---------      ---------

Long-term obligations, less current installments             4,773             --             --
Pension liabilities                                         24,200          5,294          2,091
Postretirement benefits other than pension                   9,350          9,570          9,707
Other long-term liabilities                                  6,123          3,634          5,168
                                                         ---------      ---------      ---------

           Total liabilities                               189,921         79,883        107,362
                                                         ---------      ---------      ---------

Shareholders' equity:
    Common stock                                            21,153         16,931         16,704
    Additional paid-in capital                              95,168         67,226         66,204
    Retained earnings                                       77,992         75,147         83,557
    Unearned stock compensation                                (37)            --             --
    Accumulated other comprehensive loss                   (24,041)        (3,421)        (2,676)
    Treasury shares, at cost                               (89,769)       (90,281)       (90,658)
                                                         ---------      ---------      ---------
           Total shareholders' equity                       80,466         65,602         73,131
                                                         ---------      ---------      ---------
                                                         $ 270,387      $ 145,485      $ 180,493
                                                         =========      =========      =========

   See accompanying notes to the consolidated financial statements.

                                HUFFY CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (Dollar Amounts in Thousands)

                                                                                  For the             Years Ended
                                                                             Nine Months Ended --------------------------
                                                                                September 30,  December 31,  December 31,
                                                                                    2002          2001           2000
                                                                                    ----          ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:

Net earnings (loss) from continuing operations                                     $  3,568      $ (8,410)     $ 10,666

Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:

      Depreciation and amortization                                                   2,643         4,676         5,706
      (Gain) loss  on sale of property, plant and equipment                              12            (4)       (3,446)
      Write-down of certain property, plant and equipment                                --         2,018            --
      Extraordinary charge for the early extinguishment of debt                          --            --          (998)
      Deferred federal income taxes                                                 (11,644)        1,323        18,943
      Changes in assets and liabilities, excluding the effects of acquisitions:
         Accounts and notes receivable, net                                           4,304        30,877       (23,014)
         Inventories                                                                (12,089)       30,841       (19,970)
         Prepaid expenses and income taxes                                           (3,099)         (259)        1,101
         Other assets                                                                14,049        (9,475)       (1,941)
         Accounts payable                                                             6,516         3,146        (2,214)
         Accrued expenses                                                            (9,539)      (13,319)         (575)
         Other current liabilities                                                      260        (1,182)          937
         Postretirement benefits other than pensions                                   (220)         (137)       (4,196)
         Other long-term liabilities                                                    738           691         2,463
         Other                                                                           --            --            (3)
                                                                                   --------      --------      --------
          Net cash provided by (used in) continuing operating activities             (4,501)       40,786       (16,541)
                                                                                   --------      --------      --------
Discontinued operating activities:
      Gain on disposal from discontinued operations                                      --            --        20,781
      Gain (loss) from discontinued operations                                         (723)           --         4,537
      Non-cash items from discontinued operations                                        --            --         3,648
      Cash provided by discontinued operations                                           --            --        31,936
                                                                                   --------      --------      --------
          Net cash provided by (used in) discontinued operating activities             (723)           --        60,902
                                                                                   --------      --------      --------
          Net cash provided by (used in) operating activities                        (5,224)       40,786        44,361
                                                                                   ========      ========      ========

CASH FLOWS FROM INVESTING ACTIVITIES:

      Capital expenditures                                                           (1,977)       (2,553)       (2,510)
      Proceeds from sale of property, plant and equipment                                --             4         7,377
      Gen-X acquisition                                                             (19,001)           --            --
      McCalla acquisition, net of cash acquired                                      (4,900)           --            --
                                                                                   --------      --------      --------
          Net cash provided by (used in) investing activities                       (25,878)       (2,549)        4,867
                                                                                   ========      ========      ========

CASH FLOWS FROM FINANCING ACTIVITIES:

      Net increase (decrease) in short-term borrowings                               46,821       (17,656)       (4,246)
      Repayment of debt assumed in the Gen-X acquisition                            (37,800)           --            --
      Preferred shares redeemed                                                      (4,970)           --            --
      Issuance of long-term debt                                                        458            --            --
      Reduction of long-term debt                                                      (123)           --       (60,467)
      Issuance of common shares                                                         689         1,626           485
      Dividends paid                                                                     --            --          (856)
                                                                                   --------      --------      --------
          Net cash provided by (used in) financing activities                         5,075       (16,030)      (65,084)
                                                                                   ========      ========      ========

Net change in cash and cash equivalents                                             (26,027)       22,207       (15,856)
      Cash and cash equivalents:
         Beginning of the period                                                     26,541         4,334        20,190
                                                                                   --------      --------      --------
         End of the period                                                         $    514      $ 26,541      $  4,334
                                                                                   ========      ========      ========

   See accompanying notes to the consolidated financial statements.

                                HUFFY CORPORATION
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                          (Dollar Amounts in Thousands)

                                                                                                          Accumulated
                                                                   Additional                Unearned        Other
                                                         Common     Paid-In     Retained      Stock      Comprehensive  Treasury
                                                Total     Stock     Capital     Earnings   Compensation       Loss       Stock
                                                -----     -----     -------     --------   ------------       ----       -----
Balance at December 31, 1999                  $ 37,482  $ 16,667    $66,242     $ 48,571    $       --     $ (2,854)    $(91,144)
Comprehensive income, net of tax:
   Net earnings                                 34,986                            34,986
   Minimum pension liability adjustment,
     net of income tax expense of $205             178                                                          178
                                              --------
Total comprehensive income                      35,164
Issuance of 36,671 shares in connection
  with common stock plans                          485        37        (38)                                                 486
                                              --------  --------    -------     --------    ----------     --------     --------
Balance at December 31, 2000                   $73,131  $ 16,704    $66,204     $ 83,557    $       --     $ (2,676)    $(90,658)
Comprehensive loss, net of tax:
   Net loss                                     (8,410)                           (8,410)
   Minimum pension liability adjustment,
     net of income tax benefit of $194            (434)                                                        (434)
   Unrealized loss on derivative
     instruments                                  (311)                                                        (311)
                                              --------
Total comprehensive loss                        (9,155)
Issuance of 227,129 shares in
  connection with common stock plans             1,626       227      1,022                                                  377
                                              --------  --------    -------     --------    ----------     --------     --------
Balance at December 31, 2001                   $65,602  $ 16,931    $67,226     $ 75,147    $       --     $ (3,421)    $(90,281)

Comprehensive loss, net of tax:
   Net earnings                                  2,845                             2,845
   Minimum pension liability adjustment,
     net of income tax benefit of $11,185      (20,698)                                                     (20,698)
   Foreign currency translation adjustment           1                                                            1
   Unrealized loss on derivative
     instruments, net of income tax benefit
     of $126                                        77                                                           77
                                              --------
Total comprehensive loss                       (17,775)
Unearned stock compensation                        (37)                                            (37)
Issuance of 4,161,241 shares in connection
  with the acquisition of Gen-X Sports Inc.     31,987     4,161     27,826
Issuance of 60,580 shares in connection
  with common stock plans                          689        61        116                                                  512
                                              --------  --------    -------     --------    ----------     --------     --------
Balance at September 30, 2002                  $80,466  $ 21,153    $95,168     $ 77,992    $      (37)    $(24,041)    $(89,769)
                                               =======  ========    =======     ========    ==========     ========     ========

        See accompanying notes to the consolidated financial statements.

Notes to Consolidated Financial Statements (in thousands, except for share data)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION - The consolidated financial statements include the accounts of Huffy Corporation and its subsidiaries. All Huffy Corporation subsidiaries except for Gen-X Sports Inc. and the McCalla Companies results include activity for the fiscal periods ended September 28, 2002 while Gen-X Sports Inc. and the McCalla Companies results included activity for the period ended September 30, 2002. All entities results include activity for the fiscal years ended December 31, 2001 and 2000. All inter-company transactions and balances have been eliminated. The Company is in the process of conforming all new acquisitions to the company's reporting periods.

RECLASSIFICATION - Certain prior year balances have been reclassified to conform with the 2002 presentation.

CASH AND CASH EQUIVALENTS - Cash equivalents consist principally of short-term money market instruments with original maturities of three months or less.

REVENUE RECOGNITION - The Company recognizes revenue on products when shipments occur or title passes to the customer. Revenue for retail services is recognized at the time the service is performed.

CONCENTRATIONS OF CREDIT RISK - Financial instruments that potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards (SFAS) No. 105, consist primarily of trade accounts receivable. In the normal course of business, Huffy extends credit to various companies in the retail industry where certain concentrations of credit risk exist. These concentrations of credit risk may be similarly affected by changes in economic or credit conditions and may, accordingly, impact Huffy's overall credit risk. Management believes that the diversification of accounts receivable is sufficient to reduce potential market credit risk, and that the allowance for doubtful accounts is adequate to absorb estimated losses as of September 30, 2002, December 31, 2001 and December 31, 2000. The allowance for doubtful accounts was $1,431, $5,766, and $1,372 as of September 30, 2002, December 31, 2001 and December 31, 2000, respectively.

INVENTORIES - Inventories are valued at cost (not in excess of market) determined by the first-in, first-out (FIFO) method. Management periodically reviews inventory for salability and believes that the reserve for obsolescence at September 30, 2002, December 31, 2001 and December 31, 2000 is adequate to absorb estimated losses.

PROPERTY, PLANT, AND EQUIPMENT - Depreciation and amortization of plant and equipment is provided on the straight-line method.

Annual depreciation and amortization rates are as follows:

Land improvements                                                        5 - 10%
Buildings and improvements                                           2-1/2 - 10%
Office furniture, fixtures, machinery, equipment and computer
  software                                                          10 - 33-1/3%
Leasehold improvements                                           4-1/2 - 33-1/3%

ASSETS HELD FOR SALE - The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company has classified a portion of the land and buildings obtained in the Gen-X acquisition as net assets held for sale as of September 30, 2002. The assets are stated at estimated fair value of approximately $5,480, as determined by an independent appraisal. The Company will formalize its plan for disposal by sale of these assets, within three months subsequent to the acquisition date, in accordance with SFAS No.144.

AMORTIZATION OF INTANGIBLES - The Company adopted the provisions of SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. SFAS No. 141 addresses financial accounting and reporting for business combinations requiring the use of the purchase method of accounting for combinations initiated subsequent to June 30, 2001. SFAS No. 142 provides guidance for the financial accounting and reporting for goodwill and other intangible assets requiring that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No.142. SFAS No.142 also requires intangible assets with definite useful lives to be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144.

On March 27, 2002, the Company acquired 100% of the common stock of McCalla Company and subsidiaries. The aggregate purchase price was $5,400 and was paid in cash. Of the total purchase consideration, $4,876 was allocated to goodwill and $300 to an agreement not to compete.

On September 19, 2002, the Company acquired all of the common stock of Gen-X Sports and its subsidiaries. Included in the assets acquired are trademarks, patents and licensing agreements recorded at their fair values of $45,800, $1,285 and $940, respectively, as well as goodwill in the amount of $10,772. The fair values for these assets, excluding goodwill, were determined by an independent third-party appraiser.

The Company has the following acquired intangible assets as of September 30, 2002, December 31, 2001 and 2000:

                                             As of September 30, 2002  As of December 31, 2001  As of December 31, 2000
                                             ------------------------  -----------------------  -----------------------
                                              Gross                     Gross                    Gross
                                             Carrying   Accumulated    Carrying  Accumulated    Carrying    Accumulated
                                              Amount   Amortization     Amount   Amortization    Amount     Amortization
                                              ------   ------------     ------   ------------    ------     ------------
Assets subject to amortization:
     Patents                                 $  1,285     $      6     $     --     $     --     $     --     $     --
     License agreements                           940           14           --           --           --           --
     Covenant not to compete                      300           30           --           --           --           --
                                             --------     --------     --------     --------     --------     --------
Total assets subject to amortization         $  2,525     $     50     $     --     $     --     $     --     $     --
                                             ========     ========     ========     ========     ========     ========
Assets not subject to amortization:
Trademarks at Gen-X                            45,800           --           --           --           --           --
Goodwill recorded in connection with the
  Gen-X acquisition                            10,772           --           --           --           --           --
Goodwill in the Bicycle business unit           8,824        2,380        8,824        2,380        8,824        1,744
Goodwill in Huffy Sports business unit          1,973          569        1,973          569        1,973          496
Goodwill recorded in connection with the
  McCalla acquisition                           4,876           --           --           --           --           --
Goodwill in Huffy Service First business
  unit                                            478          288          478          288          478          271
                                             --------     --------     --------     --------     --------     --------
Total assets not subject to amortization     $ 72,723     $  3,237     $ 11,275     $  3,237     $ 11,275     $  2,511
                                             ========     ========     ========     ========     ========     ========

The Company recorded amortization expense of $50 in the first three quarters of 2002. The Company estimates that amortization expense will be $165 in the fourth quarter of 2002 and $655, $570, $297, $228, $94, and $476 for each of the years ended December 31, 2003, 2004, 2005, 2006, 2007 and thereafter, respectively.

Prior to the adoption of SFAS 142, the Company amortized the excess of cost over net assets acquired on a straight-line basis over fifteen to forty years.

The Company's reporting units are tested annually for impairment.

The following table provides a summary of net income (loss) and related basic and diluted EPS information as reported, and as adjusted to exclude goodwill amortization, for the years ended December 31, 2001 and 2000.

                                   December 31,    December 31,
                                      2001            2000
                                      ----            ----
Reported net income (loss)         $   (8,410)     $   34,986
Add back:  Goodwill amortization          726             726
                                   ----------      ----------
Adjusted net income (loss)         $   (7,684)     $   35,712
                                   ----------      ----------

Basic EPS

     Reported net income (loss)    $    (0.82)     $     3.43
     Adjusted net income (loss)         (0.75)           3.51

Diluted EPS

     Reported net income (loss)    $    (0.82)     $     3.39
     Adjusted net income (loss)         (0.75)           3.46

DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying value of cash and cash equivalents, trade receivables, trade accounts payable, notes payable, and accrued expenses approximates fair value due to the short maturity of these instruments.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - In accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment to SFAS No. 133, during 2002 and 2001, the Company recorded an adjustment, net of tax, of $77 and $(311), respectively, in accumulated other comprehensive gain to recognize at fair value an interest rate swap that is designated as a cash-flow hedging instrument. No other derivative instruments have been identified.

The interest rate swap is recognized on the balance sheet at fair value. The Company has determined that the swap is effective; therefore, changes in the fair value of the swap are recorded on a quarterly basis as an adjustment to accumulated other comprehensive loss.

EARNINGS (LOSS) PER COMMON SHARE - Basic earnings (loss) per share of common stock is based upon the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per share are computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year. Earnings (loss) per common share are not diluted if the Company has a loss from continuing operations.

USE OF ESTIMATES AND ASSUMPTIONS - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted. Actual results could differ from those estimates and assumptions.

STOCK OPTION PLANS - Prior to January 1, 1996, the Company accounted for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

REPORTING SEGMENTS - Huffy Bicycle Company including Royce Union Bicycle Company and American Sports Design Company, Huffy Sports Company, Gen-X Sports Inc, McCalla Companies and Huffy Service First, Inc. operate as one business segment providing consumer products and services.

NOTE 2. ACQUISITIONS

On September 19, 2002, the Company acquired all of the stock of Gen-X Sports Inc. in exchange for $19,001 in cash and the issuance of 4,161,241 shares of Huffy Corporation's Class A common shares to the stockholders of Gen-X. The $7.687 per share value of the Class A common shares issued was determined based upon the average market price of Huffy Corporation's common shares over the two day period before and after the terms of the acquisition were agreed to and announced. The purchase price is subject to certain post-closing adjustments. Should Gen-X meet 2002 financial performance objectives, specified in the purchase agreement, and if there are no breaches of warranties and representations, up to 838,662 additional common shares may be issued to the Gen-X stockholders. In addition, the acquired companies immediately redeemed $4,970 of preferred stock and refinanced their existing bank debt. Included in the assets acquired are trademarks, patents and licensing agreements recorded at their fair values of $45,800, $1,285 and $940, respectively, as well as goodwill in the amount of $10,772. Gen-X is a designer, marketer and distributor of branded sports equipment, including action sports products, winter sports products and golf products, and is a purchaser and reseller of sporting goods and athletic footwear inventories. The Company believes that the combination of Huffy & Gen-X will create a stronger, more competitive sporting goods company capable of achieving greater financial strength, earnings power, operational efficiency and growth potential than either company would on its own. It will also broaden each company's brand portfolios and sporting goods product offerings and broaden and diversify the customer base. Finally, the combination has the potential to decrease seasonal fluctuations in sales and earnings.

         The table below presents selected financial data from the Huffy and Gen-X unaudited pro forma condensed combining statements of operations for the nine months ended September 30, 2002. The unaudited pro forma condensed combining statements of operations are presented as if the merger had occurred on January 1, 2002. This information should be read in conjunction with the unaudited pro forma condensed combining financial statements and related notes and the historical financial statements and related notes of Huffy and Gen-X included in or incorporated by reference into this joint proxy statement/prospectus.



                                    Huffy Corporation, Gen-X Sports Inc. and Gen-X Sports, Inc.
                              Summary Unaudited Pro Forma Condensed Combining Statement of Operations
                                       (Dollar amounts in thousands, except per share data)





                                                                               Pro Forma Year Ended September 30, 2002

                                                                                                     Pro Forma
                                                                                  Gen-X Sports   Adjustments related    Pro Forma
                                                              Huffy Corporation       Inc.       to the Acquisition      Combined
                                                             ---------------------------------------------------------------------
Net Sales                                                       $    246,826   $     93,644      $       --         $    340,470

Gross Profit                                                          44,987         23,037               106 (1)         68,130

 Selling, general, and
 administrative expenses                                              37,201         17,453               445 (5)         55,099

Operating income                                                       7,786          5,584              (339)            13,031

 Other expense                                                         1,385            826              --                2,211

 Interest expense, net                                                   908          3,023             2,069 (2)          2,977

                                                                                                       (3,023)(3)
                                                             ----------------------------------------------------------------------
Earnings before income taxes                                           5,493          1,735               615              7,843

 Income tax expense                                                    1,925            355               269 (4)          2,549
                                                             ----------------------------------------------------------------------
Earnings from continuing
 operations                                                     $      3,568   $      1,380      $        346       $      5,294
                                                             ======================================================================

Earnings from continuing operations per common share
 Basic                                                          $       0.34                                        $       0.36
 Diluted                                                        $       0.33                                        $       0.36

Shares used in calculation of earnings per share
 Basic                                                            10,438,647                        4,161,241         14,599,888
 Diluted                                                          10,695,251                        4,161,241         14,856,492

  See accompanying footnotes.




     Notes to Unaudited Pro Forma Condensed Combining Statement of Operations

(1) To record the effect on depreciation of adjusting the value of property, plant and equipment to fair value.

(2) To record the change in interest expense from the use of Huffy's cash and borrowing lines to finance the acquisition purchase price of $19,001, to repay Gen-X and Gen-X Ontario debt, and to redeem and purchase outstanding preferred stock for $4,970. The incremental interest on the weighted average borrowing of $35,515 is recorded at Huffy's estimated weighted average borrowing rate of 5.4%.

(3)  To eliminate the Gen-X interest expense.

(4) To record the income tax expense adjusting the effective tax rate for the combined entity to the expected blended tax rate of 32.5%.

(5) To amortize patents and license agreements acquired over their expected useful lives.

The following table summarized the estimated fair value of the assets acquired and the liabilities assumed at the date of acquisition.

                                September 19,
                                    2002
                                    ----
Accounts receivable               $ 41,531
Inventories                         23,630
Prepaid expense                      3,234
Property, plant and equipment        7,979
Intangible assets                   48,025
Goodwill                            10,772
Other assets                         1,574
                                  --------
Total assets acquired              136,745
                                  --------
Accounts payable                    30,441
Accrued liabilities                  7,394
Long-term debt                      42,952
                                  --------
Total liabilities assumed           80,787
                                  --------
Net assets acquired               $ 55,958
                                  ========

Of the $48,025 of acquired intangible assets, $45,800 was assigned to registered trademarks that are not subject to amortization. The remaining $2,225 of acquired intangible assets have weighed-average useful lives of approximately seven years. The intangible assets that make up that amount include patents of $1,285, (approximately ten-year weighed-average useful lives), and license agreements of $940, (approximately two-year weighed-average useful lives).

On March 27, 2002, Huffy Service First acquired the stock of McCalla Company and its subsidiaries, Creative Retail Services and Creative Retail Services Canada, ("McCalla") for $5,400, less $500 net cash acquired, subject to certain post-closing adjustments. Of the total purchase price, $4,876 was recorded as goodwill and $300 was recorded as a covenant not-to-compete. McCalla provides merchandising, including cycle and periodic product resets, stocking and sales training for a number of well-known manufacturers serving the Home Center channel, including, among others, Philips Lighting, Duracell, and The Stanley Works.

Both of these acquisitions were accounted for on the purchase method of accounting in accordance with SFAS No.141.

NOTE 3. SUPPLEMENTAL CASH FLOW INFORMATION

                                                  September 30,   December 31,   December 31,
                                                      2002           2001           2000
                                                      ----           ----           ----
Cash paid (refunded) during the period for:
     Interest                                      $     505         $  845        $14,145
     Taxes                                              (119)         1,532          4,646
                                                   =========         ======        =======

Details of acquisitions:
     Fair value of assets acquired                   136,745             --             --
     Liabilities assumed                              80,787             --             --
                                                   ---------         ------        -------
         Net assets acquired                          55,958             --             --
     Less:  common shares issued                      31,987             --             --
     Less:  preferred shares redeemed                  4,970             --             --
                                                   ---------         ------        -------
         Cash paid for Gen-X common shares            19,001             --             --
                                                   ---------         ------        -------

Cash paid for McCalla acquisition                      5,400             --             --
     Less:  cash acquired                                500             --             --
                                                   ---------         ------        -------
         Net cash paid for McCalla acquisition         4,900             --             --
                                                   ---------         ------        -------
Net cash paid for acquisitions                     $  23,901         $   --        $    --
                                                   =========         ======        =======

NOTE 4. INVENTORIES

The components of inventories are as follows:

                             September 30,  December 31,   December 31,
                                2002           2001           2000
                                ----           ----           ----
Finished goods                 $43,096        $10,768        $39,284
Work-in-process                    176            105            147
Raw materials and supplies       4,930          1,610          3,893
                               -------        -------        -------
                               $48,202        $12,483        $43,324
                               =======        =======        =======

NOTE 5. LINES OF CREDIT AND LONG-TERM OBLIGATIONS

In January 2000, the Company signed a $170 million, 18-month borrowing facility secured by all of the assets of the Company. The facility consisted of $40 million of senior term debt, $30 million of subordinated debt, and a $100 million revolving credit facility. In November 2000, the senior term debt and subordinated debt were repaid.

In September 2002, the Company entered into an Amended and Restated Loan and Security Agreement with Congress Financial Corporation. The $75 million revolving credit facility is secured by all assets of the Company and its affiliates and will expire on December 31, 2004, with a 12-month renewal option. The interest rate under the revolving credit facility varies based upon excess availability from prime to prime plus .25%, or LIBOR plus 1.75% to LIBOR plus 2.75%. The revolving credit facility contains covenants which require the Company to maintain a minimum of $50,000 of net worth, restrict certain business activities, including the payment of dividends, limit capital expenditures and require EBITDA to be maintained at prescribed levels. As of September 30, 2002, the Company is in compliance with these covenants. The Company assumed three long-term obligations in the Gen-X acquisition with a combined outstanding balance of $5,153. The mortgage loan assumed in the Gen-X acquisition is secured by net assets held for sale as described in Note 2. Sale proceeds from the disposal of this property would be used to retire the unpaid balance on the mortgage.

                                          September 30,    December 31,   December 31,
                                               2002            2001           2000
                                               ----            ----           ----
SHORT-TERM BORROWINGS:
Revolving credit facility                  $   46,821      $     --       $ 17,656
Weighted average interest rate                   5.00%          N/A          10.76%

LONG-TERM OBLIGATIONS:

6% Term loan due July 2003                 $      326      $     --       $     --
Mortgage loan due monthly through 2021          4,806            --             --
Capital lease due monthly through 2005            355            --             --
                                           ----------      --------       --------
                                                5,487            --             --
Less:  current installments                       714            --             --
                                           ----------      --------       --------
                                           $    4,773      $     --       $     --
                                           ==========      ========       ========

Prior to the acquisition of Gen-X on September 19, 2002, the Company had been debt free, with cash invested since the first quarter of 2001. Interest expense in 2001 was primarily comprised of amortization of financing costs, letters of credit and revolver non-usage fees.

Principal payments required on the long-term obligations during the fourth quarter of 2002, and for each of the years 2003 through 2007, and thereafter, are approximately, $85, $714, $404, $291, $250, $250 and $3,493, respectively.

As of September 30, 2002, the revolving credit facility had $17,573 of unused availability. Management believes that the available balance on the amended credit facility and internally generated cash flows will be sufficient to finance the Company's seasonal working capital and capital expenditure needs in the coming year.

NOTE 6. PREFERRED STOCK

Under the Company's Amended Articles of Incorporation, there are 1,000,000 authorized, unissued shares of Cumulative Preferred Stock, $1.00 par value. Subject to certain limitations, the Articles provide that the Board of Directors may fix the conditions of each series of Preferred Stock.

The Company entered into a Rights Agreement with its transfer agent in 1988, as amended in 1991 and 1994, and the Board of Directors declared a dividend of one Preferred Share Purchase Right for each outstanding share of the Company's Common Stock. Upon the occurrence of certain events, Preferred Share Purchase Rights entitle the holder to purchase at a price of $60.00, one one-hundredth of a share of Series C Cumulative Preferred Stock, subject to adjustment. The Rights become exercisable only if a person or group acquires 15% or more of the Company's Common Stock, or announces a tender offer for 15% or more of the Common Stock. Under certain circumstances all Rights holders, except the person or group holding 15% or more of the Company's Common Stock, will be entitled to purchase a number of shares of the Company's Common Stock having a market value of twice the Right's current exercise price. Alternately, if the Company is acquired in a merger or other business combination, after the Rights become exercisable, the Rights will entitle the holder to buy a number of the acquiring Company's common shares having a market value at that time of twice each Right's current exercise price.

Further, after a person or group acquires 15% or more (but less than 50%) of the Company's outstanding Common Stock, the Company's Board of Directors may exchange part or all of the Rights (other than the Rights held by the acquiring person or group) for shares of Common Stock. The Rights expire December 9, 2004 and may be redeemed by the Company for $0.01 per Right at any time prior to the acquisition by a person or group of 15% or more of the Company's Common Stock.

NOTE 7. COMMON STOCK AND COMMON STOCK PLANS

Under the Company's Amended Articles of Incorporation, there are 60,000,000 authorized shares of Common Stock, $1.00 par value.

At September 30, 2002, the Company has stock-based compensation plans which are described below. The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans and its stock purchase plan except for options issued below fair market value. The compensation cost that has been charged against income for options issued below fair market value and options issued to replace canceled options, was $161, $122, and $725, for the nine months ended September 30, 2002 and for the years ended December 31, 2001 and 2000, respectively. Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net earnings (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated below:

                                 Nine Months
                                    Ended               Year Ended
                                 -----------       --------------------
                                    2002           2001            2000
                                    ----           ----            ----
Net earnings (loss)
As Reported                     $    2,845     $   (8,410)     $   34,986
Pro Forma                            2,445         (9,297)         34,497
Diluted net earnings (loss)
  per common share:
As Reported                     $     0.26     $    (0.82)     $     3.39
Pro Forma                       $     0.22          (0.90)           3.34

                                                              2002                          2001                           2000
                                             September      Weighted-       December      Weighted-        December      Weighted-
                                              30, 2002       Average        31, 2001       Average         31, 2000       Average
                                             Number of      Exercise        Number of      Exercise        Number of      Exercise
                                               Shares         Price          Shares         Price           Shares         Price
                                               ------         -----          ------         -----           ------         -----
1998 NON-QUALIFIED PLAN
Outstanding at January 1                      477,450      $     8.74        353,825      $    10.13        350,950      $    12.33
Granted at fair value                         185,750            7.22        161,250            6.37        142,500            6.79
Granted below fair value                           --              --             --              --             --              --
     Forfeited                                (47,063)          11.60        (35,000)          12.00       (139,375)          12.28
     Exercised                                (16,249)           6.23         (2,625)           6.20           (250)           8.50
                                              -------      ----------        -------      ----------        -------      ----------
Outstanding                                   599,888      $     8.11        477,450      $     8.74        353,825      $    10.13
                                              =======      ==========        =======      ==========        =======      ==========
Exercisable                                   149,156      $    11.17        170,549      $    11.49        101,288      $    13.37
                                              =======      ==========        =======      ==========        =======      ==========
Weighted-average fair value of options
granted during the period;
Issued at fair value on grant date                         $     3.87                     $     3.34                     $     3.10
Issued below fair value on grant date                              --                             --                             --

1998 QUALIFIED PLANS

Outstanding at January 1                      460,843      $     6.08        314,558      $     5.92        294,875      $    15.22
Granted at fair value                          22,960            1.00        190,495            5.72        237,160            4.23
Granted below fair value                           --              --             --              --             --              --
     Forfeited                                     --              --             --              --       (204,500)          17.46
     Exercised                                (21,530)           1.29        (44,210)           3.35        (12,977)           4.51
                                              -------      ----------        -------      ----------        -------      ----------
Outstanding                                   462,273      $     6.05        460,843      $     6.08        314,558      $     5.92
                                              =======      ==========        =======      ==========        =======      ==========
Exercisable                                   274,313      $     6.17        287,093      $     5.68        196,389      $     4.93
                                              =======      ==========        =======      ==========        =======      ==========
Weighted-average fair value of options
granted during the period;
Issued at fair value on grant date                         $     7.60                     $     3.01                     $     1.84
Issued below fair value on grant date                              --                             --                             --

1988 PLAN

Outstanding at January 1                      440,753      $    13.36        825,477      $    12.42      1,055,888      $    12.67
Granted at fair value                              --              --             --              --             --              --
Granted below fair value                           --              --             --              --             --              --
     Forfeited                                (45,810)          13.73       (299,724)          14.30       (211,723)          14.04
     Exercised                                     --              --        (85,000)           1.00        (18,688)           8.34
                                              -------      ----------        -------      ----------        -------      ----------
Outstanding                                   394,943      $    13.31        440,753      $    13.36        825,477      $    12.42
                                              =======      ==========        =======      ==========        =======      ==========
Exercisable                                   394,943      $    13.31        437,003      $    13.34        790,186      $    12.33
                                              =======      ==========        =======      ==========        =======      ==========
Weighted-average fair value of options
granted during the period;
Issued at fair value on grant date                         $       --                     $       --                     $       --
Issued below fair value on grant date                              --                             --                             --

1987 DIRECTOR STOCK OPTION PLAN

Outstanding at January 1                      132,046      $    13.39        188,913      $    13.43        189,612      $    13.38
Granted at fair value                              --              --             --              --             --              --
Granted below fair value                           --              --             --              --             --              --
     Forfeited                                     --              --        (56,250)          13.67             --              --
     Exercised                                (10,273)           1.00           (617)           0.67           (699)           0.67
                                              -------      ----------        -------      ----------        -------      ----------
Outstanding                                   121,773      $    14.44        132,046      $    13.39        188,913      $    13.43
                                              =======      ==========        =======      ==========        =======      ==========
Exercisable                                   121,773      $    14.44        132,046      $    13.39        188,913      $    13.43
                                              =======      ==========        =======      ==========        =======      ==========
Weighted-average fair value of options
granted during the period;
 Issued at fair value on grant date                        $       --                     $       --                     $       --
 Issued below fair value on grant date                             --                             --                             --

                                                  Options Outstanding                            Options Exercisable
                                                  -------------------                            -------------------
                                                                 Average         Weighted                       Weighted
                                Range of          Number        Remaining        Average          Number        Average
                                Exercise       Outstanding     Contractual       Exercise      Exercisable      Exercise
                                  Price         at 9/28/02            Life          Price       at 9/28/02       Price
                                  -----         ----------            ----          -----       ----------       -----
1998 Non-Qualified Plans       $   4 to 6            6,000       6.5 years       $   5.61            2,000     $    5.61
                                   6 to 8          483,438       8.5 years           6.67           65,385          6.33
                                  8 to 10           13,000       7.3 years           8.80            4,750          8.74
                                 10 to 12            6,000       7.1 years          11.07            3,000         11.41
                                 12 to 14            2,000       6.8 years          14.00            1,500         14.00
                                 14 to 16           66,700       6.1 years          15.01           50,271         15.01
                                 16 to 18           19,750       5.7 years          17.21           19,250         17.23
                                 18 to 20            3,000       5.8 years          19.19            3,000         19.19

1998 Qualified Plan            $   0 to 2          109,273       7.9 years       $   1.00           86,313     $    1.00
                                   2 to 6           10,000       7.6 years           4.13           10,000          4.13
                                   6 to 8          269,000       7.3 years           6.14          111,500          6.06
                                  8 to 10           12,000       8.6 years           8.79           12,000          8.79
                                 10 to 14           46,000       6.5 years          13.66           38,500         13.62
                                 14 to 18           16,000       5.6 years          16.25           16,000         16.25


1988 Plan                      $ 10 to 12          151,895       3.6 years       $  11.16          151,895     $   11.16
                                 12 to 14           64,422       4.1 years          13.62           64,422         13.62
                                 14 to 16          154,872       4.1 years          14.48          154,872         14.48
                                 16 to 18            3,000       5.0 years          16.31            3,000         16.31
                                 18 to 20           20,754       1.2 years          19.00           20,754         19.00

1987 Director Option Plan      $   0 to 2            9,273       3.2 years       $   1.00            9,273     $    1.00
                                 12 to 14           50,625       4.6 years          13.00           50,625         13.00
                                 14 to 18           61,875       1.6 years          17.63           61,875         17.63

The Company has fixed option plans, which include the 1998 Qualified Plans, the 1998 Key Employee Non-Qualified Plan, the 1988 Stock Option Plan and Restricted Share Plan, and the 1987 Director Stock Option Plan. The 1998 Qualified Plans consist of the 1998 Director Stock Incentive Plan, the 1998 Key Employee Stock Plan, and the 1998 Restricted Share Plan.

The 1998 Non-Qualified Plan, the 1998 Key Employee Stock Plan, and the 1988 Stock Option Plan and Restricted Share Plan authorize the issuance of non-qualified stock options, restricted shares, incentive stock options (except under the 1998 Key Employee Non-Qualified Stock Plan), and stock appreciation rights, although no incentive stock options or stock appreciation rights have been issued. The exercise price of each non-qualified stock option, granted under the plan, equals the market price of the Company's stock on the date of the grant. The options maximum term ranges from four to ten years. Options vest at the end of the first through fourth years.

The 1998 Director Stock Incentive Plan authorizes an automatic issuance of restricted shares to non-employee Directors, which vest at the next Annual Meeting of Shareholders. The 1987 Director Stock Option Plan authorized the automatic issuance of non-qualified stock options to non-employee Directors. Under both plans, Directors can elect to receive discounted stock options in lieu of all or part of the annual retainer fee. Such shares cannot include stock appreciation rights. Under the 1998 Director Stock Incentive Plan, options vest at the end of six months. Under the 1987 Director Stock Option Plan, options vest at the end of the third, fourth, and fifth years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2002, 2001 and 2000, respectively; expected volatility of 52.9% in 2002, 43.3% in 2001, 42.2% in 2000; risk-free interest rates from 3.35% to 6.80% for all plans and years; and expected lives from 4.00 to 8.83 years.

The 1989 Employee Stock Purchase Plan, as amended, authorizes the offering and sale to employees of up to 975,000 shares of the Company's common stock at a price approximately 90% of the closing price of the common stock on the offering date. Under the plan, the Company sold 9,516 and 5,167 shares, to employees in 2001 and 2000, respectively. At September 30, 2002, rights to purchase approximately 51,290 shares were outstanding under this plan at an exercise price of $5.38 per share and 479,253 additional shares were available for issuance.

Under SFAS No. 123, compensation cost is recognized for the fair value of the employee's purchase rights, which was estimated using the Black-Scholes model with the following assumptions for 2002, 2001 and 2000, respectively: an expected life of one year for all years; a risk-free interest rate of 2.0% for 2002 grants, 6.1% for 2001 grants and 5.2% for 2000 grants, and expected volatility of 52.9% in 2002, 43.3% in 2001 and 42.2% in 2000. The
weighted-average fair value of those purchase rights granted in 2002, 2001 and 2000 was $1.16, $1.22 and $1.72, respectively.

NOTE 8. EARNINGS PER SHARE

                                                      Income         Shares       Per Share
                                                    (Numerator)   (Denominator)    Amount
                                                    -----------   -------------    ------
SEPTEMBER 30, 2002
BASIC EPS

Net earnings available to common shareholders         $  2,845      10,896,562     $   0.26

EFFECT OF DILUTIVE SECURITIES
Stock options                                               --         256,604
                                                      --------      ----------

DILUTED EPS
Net earnings available to common shareholders
  and assumed conversions                             $  2,845      11,153,166     $   0.26
                                                      ========      ==========     ========

DECEMBER 31, 2001
BASIC EPS
Net earnings available to common shareholders         $ (8,410)     10,298,076     $  (0.82)

EFFECT OF DILUTIVE SECURITIES
Stock options                                               --              --
                                                      --------      ----------

DILUTED EPS
Net earnings available to common shareholders
  and assumed conversions                             $ (8,410)     10,298,076     $  (0.82)
                                                      ========      ==========     ========

DECEMBER 31, 2000
BASIC EPS
Net earnings available to common shareholders         $ 34,986      10,187,048     $   3.43

EFFECT OF DILUTIVE SECURITIES
Stock options                                               --         133,314
                                                      --------      ----------

DILUTED EPS
Net earnings available to common shareholders
  and assumed conversions                             $ 34,986      10,320,362     $   3.39
                                                      ========      ==========     ========

Options to purchase 864,143, 1,026,691 and 1,276,776 shares of common stock were outstanding in 2002, 2001, and 2000. respectively, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

NOTE 9. BENEFIT PLANS

The Company sponsors defined benefit pension plans covering certain salaried and hourly employees. Benefits to salaried employees are based upon the highest three consecutive years of earnings out of their last ten years of service; benefits to hourly workers are based upon their years of credited service. Contributions to the plans reflect benefits attributed to employees' service to-date and also to services expected to be provided in the future. Plan assets consist primarily of common and preferred stocks, common stock index funds, investment grade corporate bonds, and U.S. government obligations.

In addition to the Company's defined benefit pension plans, the Company sponsors several defined benefit health care and life insurance plans that provide postretirement medical, dental, and life insurance benefits to full-time employees who meet minimum age and service requirements. The plans are contributory, with retiree contributions adjusted annually, and contain other cost-sharing features such as deductibles and coinsurance. The Company's policy is to fund the cost of medical benefits in amounts determined at the discretion of management.

The Company also sponsors a deferred compensation plan for the benefit of highly compensated management employees. The eligible employees make contributions to the plan and receive postretirement benefits based upon a stated rate of return on those contributions. The Company's policy is to fund the cost of the benefits in amounts determined at the discretion of management.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                          2002       2001       2000
                                                         -----      -----      -----
One-Percentage-Point Increase
Effect on total service and interest cost components     $  12      $  17      $  65
Effect on postretirement benefit obligations               228        261        240

One-Percentage-Point Decrease
Effect on total service and interest cost components     $ (11)     $ (16)     $ (55)
Effect on postretirement benefit obligations              (208)      (238)      (219)

The Company maintains defined contribution retirement plans covering its eligible employees. The purpose of these defined contribution plans is generally to provide additional financial security during retirement by providing employees with an incentive to make regular savings. The Company's contributions to the plans are based on employee contributions and were $876, $871 and $544, in the nine months ended September 30, 2002 and for the years ended December 31, 2001 and 2000, respectively.

The following tables sets forth the plans' funded status and amounts recognized in the Company's Consolidated Statements of Operations of as September 30, 2002, December 31, 2001 and December 31, 2000:

                                                                                Pension Plans
                                                                                -------------
                                                         Nine months ended       Year ended          Year ended
                                                        September 30, 2002    December 31, 2001   December 31, 2000
                                                        ------------------    -----------------   -----------------
Change in benefit obligations:
Benefit obligation at beginning of year                    $     81,302         $     77,995         $     76,129
Service cost                                                        832                1,144                1,724
Interest cost                                                     4,715                5,885                6,066
Plan participant contributions                                       --                   --                   --
Amendments                                                          860                 (315)                 238
Actuarial loss                                                    7,317                2,521                4,919
Disbursements                                                    (3,858)              (5,928)              (4,762)
Curtailments                                                         --                   --                 (973)
Settlements                                                          --                   --               (5,346)
                                                           ------------         ------------         ------------
Benefit obligation at end of period                              91,168               81,302               77,995
                                                           ------------         ------------         ------------

Change in plan assets:
Fair value of plan assets at beginning of year                   73,220               79,760               91,187
Actual return on plan assets                                     (7,250)              (4,837)                (513)
Employer contribution                                               397                4,225                  498
Plan participant contribution                                        --                   --                   --
Disbursements                                                    (3,858)              (5,928)              (4,762)
Settlements                                                          --                   --               (6,650)
                                                           ------------         ------------         ------------
Fair value of plan assets at end of year                         62,509               73,220               79,760
                                                           ------------         ------------         ------------

Funded status                                                   (28,659)              (8,082)               1,765
Unrecognized net actuarial loss                                  39,472               20,846                6,404
Unrecognized prior service cost                                   1,225                  519                  914
Unrecognized initial net asset                                     (469)                (552)                (663)
                                                           ------------         ------------         ------------
Net amount recognized                                            11,569               12,731                8,420
                                                           ------------         ------------         ------------

Amounts recognized in the balance sheets consist of:

Prepaid benefit cost                                                 --               15,267               10,703
Accrued benefit liability                                       (24,618)              (5,912)              (4,991)
Intangible asset                                                  1,280                  352                  312
Accumulated other comprehensive income                           34,907                3,024                2,396
                                                           ------------         ------------         ------------
Net amount recognized                                            11,569               12,731                8,420
                                                           ------------         ------------         ------------

Weighted-average assumption:
Discount rate                                                      7.25%               7.625%                7.75%
Expected return on plan assets                                     9.50%                9.50%                9.50%
Rate of compensation increase                                Age-Graded           Age-Graded           Age-Graded

                                                                     Health Care & Life Insurance Plans
                                                                     ----------------------------------
                                                         Nine months ended       Year ended          Year ended
                                                        September 30, 2002    December 31, 2001   December 31, 2000
                                                        ------------------    -----------------   -----------------
Change in benefit obligations:
Benefit obligation at beginning of year                  $        4,077       $        3,667       $        6,113
Service cost                                                         --                    2                  136
Interest cost                                                       209                  286                  405
Plan participant contributions                                       67                   85                   --
Amendments                                                         (537)                  --                  (42)
Actuarial loss                                                      400                  655                  340
Disbursements                                                      (463)                (618)                (696)
Curtailments                                                         --                   --               (2,589)
Settlements                                                          --                   --                   --
                                                         --------------       --------------       --------------
Benefit obligation at end of period                               3,753                4,077                3,667
                                                         --------------       --------------       --------------

Change in plan assets:
Fair value of plan assets at beginning of year                       --                   --                   --
Actual return on plan assets                                         --                   --                   --
Employer contribution                                               396                  533                  696
Plan participant contribution                                        67                   85                   --
Disbursements                                                      (463)                (618)                (696)
Settlements                                                          --                   --                   --
                                                         --------------       --------------       --------------
Fair value of plan assets at end of year                             --                   --                   --
                                                         --------------       --------------       --------------

Funded status                                                    (3,753)              (4,077)              (3,667)
Unrecognized net actuarial gain                                    (565)                (983)              (1,808)
Unrecognized prior service cost                                    (507)                  --                   --
Unrecognized initial net asset                                       --                   --                   --
                                                         --------------       --------------       --------------
Net amount recognized                                            (4,825)              (5,060)              (5,475)
                                                         --------------       --------------       --------------

Amounts recognized in the balance sheets consist of:
Prepaid benefit cost                                                 --                   --                   --
Accrued benefit liability                                        (4,825)              (5,060)              (5,475)
Intangible asset                                                    N/A                  N/A                  N/A
Accumulated other comprehensive income                              N/A                  N/A                  N/A
                                                         --------------       --------------       --------------
Net amount recognized                                            (4,825)              (5,060)              (5,475)
                                                         --------------       --------------       --------------

Weighted-average assumption:
Discount rate                                                      7.25%               7.625%                7.75%
Expected return on plan assets                                      N/A                  N/A                  N/A
Rate of compensation increase                                       N/A                  N/A                  N/A

For measurement purposes, a 9.00% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2002, and assumed to decrease gradually to 5.50% for 2006 and thereafter.

                                                                     Deferred Compensation Plan
                                                                     --------------------------
                                                   Nine months ended       Year ended           Year ended
                                                   September 30, 2002   December 31, 2001    December 31, 2000
                                                   ------------------   -----------------    -----------------
Change in benefit obligations:
Benefit obligation at beginning of year              $        6,546       $        6,971       $        7,039
Service cost                                                     --                   --                   --
Interest cost                                                   332                  544                  483
Plan participant contributions                                   --                   --                   --
Amendments                                                       --                   --                   --
Actuarial gain                                                   (1)                (624)                (255)
Disbursements                                                  (381)                (345)                (296)
Curtailments                                                     --                   --                   --
Settlements                                                      --                   --                   --
                                                     --------------       --------------       --------------
Benefit obligation at end of period                           6,496                6,546                6,971
                                                     --------------       --------------       --------------

Change in plan assets:
Fair value of plan assets at beginning of year                   --                   --                   --
Actual return on plan assets                                     --                   --                   --
Employer contribution                                           381                  345                  296
Plan participant contribution                                    --                   --                   --
Disbursements                                                  (381)                (345)                (296)
Settlements                                                      --                   --                   --
                                                     --------------       --------------       --------------
Fair value of plan assets at end of year                         --                   --                   --
                                                     --------------       --------------       --------------

Funded status                                                (6,496)              (6,546)              (6,971)
Unrecognized net actuarial loss                               1,972                2,035                2,737
Unrecognized prior service cost                                  --                   --                   --
Unrecognized initial net asset                                   --                   --                   --
                                                     --------------       --------------       --------------
Net amount recognized                                        (4,524)              (4,511)              (4,234)
                                                     --------------       --------------       --------------

Amounts recognized in the balance sheets consist
of:
Prepaid benefit cost                                             --                   --                   --
Accrued benefit liability                                    (4,524)              (4,511)              (4,234)
Intangible asset                                                N/A                  N/A                  N/A
Accumulated other comprehensive income                          N/A                  N/A                  N/A
                                                     --------------       --------------       --------------
Net amount recognized                                        (4,524)              (4,511)              (4,234)
                                                     --------------       --------------       --------------

Weighted-average assumption:
Discount rate                                                  7.25%               7.625%                7.75%
Expected return on plan assets                                  N/A                  N/A                  N/A
Rate of compensation increase                                   N/A                  N/A                  N/A

The following table sets forth the plans' funded status and amounts recognized in the Company's Consolidated Statements of Operations as of September 30, 2002, December 31, 2001 and December 31, 2000:

                                                                       Health Care & Life                  Deferred
                                      Pension Plans                      Insurance Plans               Compensation Plan
                                      -------------                      ---------------               -----------------
                             2002          2001         2000        2002       2001         2000      2002     2001     2000
                            -------      -------      -------      -----      -----      -------      ----     ----     ----
Components of net
periodic benefit cost:
Service cost                $   832      $ 1,144      $ 1,724      $  --      $   2      $   136      $ --     $ --     $ --
Interest cost                 4,715        5,885        6,066        209        286          405       332      544      483
Expected return on plan
assets                       (5,117)      (7,387)      (8,394)        --         --           --        --       --       --
Amortization of prior
service cost                    155           80          156        (31)        --           (4)       --       --       --
Amortization of initial
net asset                       (83)        (111)        (210)        --         --           --        --       --       --
Recognized net
actuarial loss (gain)         1,057          302          206        (17)      (171)        (274)       64       79      109
Settlement loss (gain)           --           --          890         --         --       (1,470)       --       --       --
Curtailment gain                 --           --         (861)        --         --       (2,589)       --       --       --
                            -------      -------      -------      -----      -----      -------      ----     ----     ----
Net periodic benefit
cost (income)               $ 1,559      $   (87)     $  (423)     $ 161      $ 117      $(3,796)     $396     $623     $592
                            =======      =======      =======      =====      =====      =======      ====     ====     ====

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $91,169, $87,111, and $62,509 respectively, as of September 30, 2002, $6,961, $6,914, and $1,003 respectively, as of December 31, 2001 and $6,514, $6,047, and $1,055 respectively, as of December 31, 2000.

NOTE 10. INCOME TAXES

The provisions for federal and state income taxes attributable to income from continuing operations consist of:

                                     2002         2001        2000
                                     ----         ----        ----
Current tax expense (benefit):
   Federal                         $   710      $(4,950)     $  723
   State                                 1         (942)        560
   Foreign                             462           71         181
                                   -------      -------      ------
                                     1,173       (5,821)      1,464
Deferred tax expense                   752        1,430       4,965
                                   -------      -------      ------
Total tax expense (benefit)        $ 1,925      $(4,391)     $6,429
                                   =======      =======      ======

The Company has a receivable for federal income taxes of $8,089 as of September 30, 2002 and $5,951 as of December 31, 2001. Taxes payables of $200 were recorded as of December 31, 2000.

                                                          2002         2001          2000
                                                        -------      --------      --------
Earnings (loss) before income taxes from continuing
operations                                              $ 5,493      $(12,801)     $ 17,095
                                                        -------      --------      --------
Tax provision (benefit) computed at statutory rate        1,942        (4,480)        5,983
Increase (reduction) in taxes due to:
   Impact of foreign losses for which a current tax
     benefit is not available                               232            71           181
   State income taxes (net of federal tax benefit)            1          (612)          364
   Goodwill amortization                                     11             8             8
   Foreign sales corporation                                (35)         (140)         (155)
   Life insurance                                            (2)         (104)          (41)
   Non-deductible meals and entertainment                    98           120           135
   Tax credits                                             (232)          (71)         (120)
   Change in prior year income tax estimate                 266           662            --
   Miscellaneous                                            (59)          155            74
   Impact of foreign tax rates                             (297)           --            --
                                                        -------      --------      --------
   Actual tax provision  (benefit)                      $ 1,925      $ (4,391)     $  6,429
                                                        =======      ========      ========

The components of the net deferred tax asset as of September 30, 2002, December 31, 2001 and December 31, 2000 were as follows:

                                                       2002          2001          2000
                                                     --------      --------      --------
DEFERRED TAX ASSETS:
Allowance for doubtful accounts                      $    472      $  2,018      $    481
Inventory, principally due to additional cost
inventoried for tax purposes                            1,181         1,270         1,001
Intangibles                                              (152)           --
Property, plant, and equipment                          1,250           405          (256)
Workers' compensation                                   1,199         1,417         3,383
Product liability                                         767         1,085         1,251
Deferred compensation                                   2,800         2,791         1,108
Accrued vacation                                          159            30            29
Incurred, but not reported                                314           322           333
Pension liability                                       8,930        (2,661)       (1,336)
Postretirement benefits other than pensions             1,414         1,506         2,797
Environmental reserves                                  1,054         2,436         2,890
Severance reserves                                         87           110           438
Promotional allowances                                  1,638         1,535         1,675
Net operating loss carry forward and tax credits       14,012         3,450           459
Other liabilities and reserves                             (7)           92         2,504
                                                     --------      --------      --------
     Gross deferred tax assets                         35,118        15,806        16,757
                                                     --------      --------      --------
Valuation allowance                                    (6,444)           --            --
                                                     --------      --------      --------
     Total deferred tax assets                         28,674        15,806        16,757
                                                     --------      --------      --------
DEFERRED TAX LIABILITIES:

Other deferred liabilities                                 --            --            96
                                                     --------      --------      --------
     Total deferred tax liabilities                        --            --            96
                                                     --------      --------      --------
         Net deferred tax asset                      $ 28,674      $ 15,806      $ 16,661
                                                     ========      ========      ========

Net operating losses of $29,289 expire on varying dates between 2017 and 2022. Foreign operating losses of $2,961 expire in 2007. State net operating losses of $459 expire on varying dates between 2004 and 2022. Tax credits of $840 expire through varying dates between 2003 and 2017.

The valuation allowance for deferred tax assets as of September 30, 2002 and December 31, 2001 and 2000 were $6,444, $0 and $0, respectively. The valuation allowance changed for the period ended September 30, 2002 by $6,444, $6,322 of the allowance was related to deferred tax assets acquired in the Gen-X acquisition. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $29,289 prior to the expiration of the net operating loss carryforwards in 2022. Taxable income (losses) for the periods ended September 30, 2002, December 31, 2001 and December 31, 2000 were ($6,060), ($25,093) and $20,336, respectively. Based upon the level of historical taxable income and projections for future taxable income over the periods, which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at September 30, 2002. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced. To the extent that the amount of the deferred tax asset realized differs from these estimates and the deferred tax asset was acquired in the Gen-X Sports acquisition, adjustments to the deferred tax assets will be reflected as a change in goodwill.

The Company and its domestic subsidiaries file a consolidated U.S. federal income tax return. Such returns have been audited or settled through the year 1996.

NOTE 11. CREDIT CONCENTRATION

Kmart is the Company's largest customer comprising 22% of consolidated net sales in the first nine months of 2002 down from 38% and 28% for the years ended December 31, 2001 and 2000, respectively. In January 2002, Kmart Corporation filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Pre-bankruptcy receivables from Kmart were sold during the second quarter 2002 and cash recovered consistent with previously established reserves. The Company's next largest customer made up 20%, 18%, and 21% of consolidated net sales in the first nine months of 2002 and in the years ended December 31, 2001 and 2000, respectively.

NOTE 12.   COMMITMENTS AND CONTINGENCIES

The Company leases certain manufacturing and warehouse facilities, office space, machinery, and vehicles under cancelable and non-cancelable operating leases, most of which expire within ten years and may be renewed by the Company. Rent expense under such arrangements totaled approximately $2,568, $3,488, and $4,205, for the nine months ended September 30, 2002 and for the years ended December 31, 2001 and 2000, respectively.

Future minimum rental commitments under non-cancelable operating leases at September 30, 2002 are as follows:

                         Years Ended
                         -----------
         2003             $  4,396
         2004                3,615
         2005                2,809
         2006                1,260
         2007                  502
   Thereafter                  731
                          --------
Total minimum             $ 13,313
                          ========

Litigation
----------

      The Company along with numerous California water companies and other potentially responsible parties ("PRPs") for the Baldwin Park Operable Unit of the San Gabriel Valley Superfund have been named in fourteen civil lawsuits which allege claims related to the contaminated groundwater in the Azusa, California area (collectively, the "San Gabriel Cases").

      The cases had been stayed for a variety of reasons, including a number of demurrers and writs taken in the Appellate Division, relating primarily to the California Public Utilities Commission ("PUC") investigation described below. The resulting Appellate Division decisions were reviewed by the California Supreme Court, which ruled in February 2002. The cases have been reactivated as a result of the California Supreme Court's decision, with the trial level Coordination Judge holding a number of Status Conferences on all of the cases, at which conferences issues pertaining to the three master complaints (two of which include the Company as a defendant), preliminary demurrers to such master complaints, case management orders and initial written discovery were discussed. As noted by the matters being discussed with the Court, the toxic tort cases are in their initial stages. Thus, it is impossible to currently predict the outcome of any of the actions.

      The Company, along with the other PRPs for the Baldwin Park Operable Unit of the San Gabriel Valley Superfund Site (the "BPOU"), has also been named in four civil lawsuits filed by water purveyors. The water purveyor lawsuits allege CERCLA, property damage, nuisance, trespass and other claims related to the contaminated groundwater in the BPOU (collectively, the "Water Entity Cases"). The Company was named as a direct defendant by the water purveyor in two of these cases, and was added as a third party defendant in the two others by Aerojet General Corporation, which, in those cases, was the only PRP sued by the water purveyors. Each of the Water Entity Cases have been settled through the entry of the Project Agreement. According to the terms of the Project Agreement, the Water Entity Cases, which are in their initial stages have been, or will imminently be, dismissed without prejudice.

      On March 12, 1998, the PUC commenced an investigation in response to the allegations in the toxic tort actions that "drinking water delivered by the water utilities caused death and personal injury to customers." The PUC's inquiry addressed two broad issues central to these allegations: 1) "whether current water quality regulation adequately protects the public health;" and 2) "whether respondent utilities are (and for the past 25 years have been) complying with existing drinking water regulation." On November 2, 2000, the PUC issued its Final Opinion and Order Resolving Substantive Water Quality Issues. Significantly, the Order finds, in pertinent part, that: 1) "existing maximum contaminant level ("MCLs") and action level ("ALs") established by the DHS are adequate to protect the public health;" 2) "there is a significant margin of safety when MCLs are calculated so that the detection of carcinogenic contaminants above MCLs that were reported in this investigation are unlikely to pose a health risk;" 3) based upon its comprehensive review of 25 years of utility compliance records, that for all periods when MCLs and ALs for specific chemicals were in effect, the PUC regulated water companies complied with DHS testing requirements and advisories, and the water served by the water utilities was not harmful or dangerous to health; and 4) with regard to the period before the adoption by DHS of MCLs and ALs, a further limited investigation by the PUC Water Division will be conducted.

      Based upon information presently available, such future costs are not expected to have a material adverse effect on the Company's financial condition, liquidity, or its ongoing results of operations. However, such costs could be material to results of operations in a future period.

      In Current Reports on Form 8-K filed October 29, 2002, November 8, 2002 and November 14, 2002, Huffy Corporation reported on the status of two cases involving its former subsidiary, Washington Inventory Service ("WIS"), which was acquired from Huffy Corporation by WIS Holdings Corp. on November 3, 2000.

      The two cases are Perez v. Washington Inventory Service, pending in the Los Angeles, California Superior Court, and Miranda v. Washington Inventory Service, pending in the U.S. District Court for the Central District of California. The Perez case has been certified as a class action, and the plaintiffs are seeking class action certification in the Miranda case. Huffy Corporation is not a named defendant in the Perez case but is a named defendant in the Miranda case. Huffy Corporation is potentially obligated to indemnify WIS Holdings Corp. for some portion of any liability it or WIS incurs in the Perez case and has potential liability in the Miranda case for the period it owned WIS.

      In the Form 8-K filed on October 29, 2002, Huffy Corporation reported that a settlement mediation session in the Perez case had ended without resolution of that case. Huffy Corporation further reported that it could not then predict the likely outcome of either case, or the materiality of the outcome to Huffy Corporation under its indemnity obligations to WIS Holdings Corp. and WIS.

      During the week of November 4, 2002 a series of communications among the interested parties' counsel, including Huffy Corporation's counsel, took place, culminating in face to face settlement negotiations. These negotiations were preliminary in nature, in anticipation of a formal mediation session scheduled to occur on November 18, 2002. Based on progress made in these preliminary negotiations, in the Form 8-K filed on November 8, 2002 Huffy Corporation reported that its obligation to indemnify WIS Holdings Corp. and/or WIS was likely to be material in amount.

      The November 18, 2002 formal mediation session occurred as scheduled. Resolution of Huffy Corporation's indemnification obligations to WIS and WIS Holdings Corp. and its potential liability under the Miranda case and other asserted claims was dependent upon an acceptable outcome of the mediation. In the November 18 mediation session, the parties' tentative settlement was approved by the mediator, a former justice of the California Supreme Court. Although approved by the mediator, the tentative settlement between WIS and the plaintiffs is subject to completion of formal documentation as well as a reasonableness hearing before the court and final court approval.

      Huffy Corporation currently believes that its maximum exposure for settlement of these cases, related claims, and indemnification of WIS and WIS Holdings Corp. will not exceed $7.7 million, provided that the litigation settlement occurs on the currently pending basis. However, at this time, the Company is unable to reasonably estimate the potential losses in these cases, and in accordance with accounting principles generally accepted in the United States of America, has therefore not recorded any reserve for these cases in the consolidated financial statements for the period ended September 30, 2002. Any settlement associated with these suits will be reflected in discontinued operations.

NOTE 13. ENVIRONMENTAL EXPENDITURES

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Remediation costs that relate to an existing condition caused by past operations are accrued when it is probable that these costs will be incurred and can be reasonably estimated.

The Company, along with others, has been designated as a potentially responsible party (PRP) by the U.S. Environmental Protection Agency (the "EPA") with respect to claims involving the discharge of hazardous substances into the environment in the Baldwin Park operable unit of the San Gabriel Valley Superfund site. The Company, along with other PRPs, the Main San Gabriel Basin Watermaster (Watermaster), the San Gabriel Water Quality Authority (WQA), and numerous local water districts (Water Districts), have worked with the EPA on a mutually satisfactory remedial plan, with the end result being a joint water supply/clean up Project Agreement which settles four different lawsuits filed by the WQA and the Water Districts. The Project Agreement was signed on March 28, 2002 and was approved by the court and became effective May 9, 2002. In developing its estimate of environmental remediation costs, the Company considers, among other things, currently available technological solutions, alternative cleanup methods, and risk-based assessments of the contamination and, as applicable, an estimation of its proportionate share of remediation costs. The Company may also make use of external consultants and consider, when available, estimates by other PRPs and governmental agencies and information regarding the financial viability of other PRPs. Based upon information currently available, the Company believes it is unlikely that it will incur substantial previously unanticipated costs as a result of failure by other PRPs to satisfy their responsibilities for remediation costs.

The Company has recorded environmental accruals that, based upon the information available, are adequate to satisfy known remediation requirements. The total accrual for estimated environmental remediation costs related to the Superfund site and other potential environmental liabilities was $5,010 ($8,676 before discounting at 7.25%) at September 30, 2002. Of that amount, the Company has a deposit of $3,660 that is held in escrow under the terms of the settlement agreement. Amounts in escrow will be used to fund future costs and will serve as a long-term performance assurance pending the completion of remediation. Management expects that the expenditures relating to costs currently accrued will be made over a period of fourteen years. As a result of factors, such as the continuing evolution of environmental laws and regulatory requirements, the availability and application of technology, the identification of presently unknown remediation sites, and the allocation of costs among potentially responsible parties, estimated costs for future environmental compliance and remediation are necessarily imprecise and it is not possible to fully predict the amount or timing of future environmental remediation costs which may subsequently be determined.

Based upon information presently available, such future costs are not expected to have a material adverse effect on the Company's financial condition, liquidity, or its ongoing results of operations. However, such costs could be material to results of operations in a future period.

                                                     2002       2001      2000
                                                    ------     ------    ------
Total expenditures                                  $2,980     $2,471    $1,031
Expenditures charged to environmental accrual        2,111      1,092       450
Environmental accrual                                5,010      6,959     8,050
Escrow Account                                      $3,660         --        --

NOTE 14. ACCOUNTING PRONOUNCEMENTS ISSUED NOT IMPLEMENTED

In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, Accounting for Asset Retirement Obligation ("SFAS No. 143"), which will be effective for the Company beginning January 1, 2003. SFAS No. 143 addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"), which will be effective for the Company beginning January 1, 2003. SFAS No.145 rescinds SFAS Nos. 4, 44, 64 and amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No.146"), which will be effective for the Company beginning January 1, 2003. SFAS No.146 requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred unless the liability is for one-time termination benefits incurred over time. SFAS No. 146 nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Costs Associated with a Restructuring).

The Company has assessed the impact of SFAS Nos. 143, 145, and 146, and estimates that the impact of these standards will not be material to the Company's financial condition, results of operations or liquidity.

NOTE 15: DISCONTINUED OPERATIONS

On November 3, 2000, the Company sold the stock of its Washington Inventory Service (WIS) subsidiary to WIS Acquisition Corp., a subsidiary of WIS Holdings Corp., for $84,750 subject to certain post-closing adjustments. Earnings from discontinued operations in 2000 were $7,976 ($4,537 after tax). The gain on disposal of discontinued operations was $36,863 ($20,781 after tax). The results for Washington Inventory Service have been classified as discontinued operations in the Consolidated Statements of Operations and Cash Flows for the year ended December 31, 2000.

During the quarter ended September 30, 2002, the Company recognized expenses of $1,166 ($723 after tax), including product liability and other contractually indemnified liabilities related to WIS. These expenses are included in the Consolidated Statements of Operations and Cash Flows as Loss from Discontinued Operations for the nine months ended September 30, 2002.


NOTE 16: EXTRAORDINARY ITEM

Net extraordinary charges of $1,573 ($998 after taxes) were recorded in 2000 from the early extinguishment of debt. Unamortized financing costs of $2,189 were offset by interest forgiven on the subordinated note of $404 and early repayment debt forgiveness of $212 on an economic development grant.

NOTE 17. QUARTERLY FINANCIAL DATA (UNAUDITED)

Quarterly financial data for the nine months ended September 30, 2002, and the years ended December 31, 2001 and 2000 as follows:

                                                                                                                Nine
                                                                                                               Months
                                                  1st Quarter    2nd Quarter   3rd Quarter                    Ended [1]
                                                  -----------    -----------   -----------                    ---------
2002
Net sales                                          $  70,385      $  93,413     $  83,028                     $ 246,826
Gross profit                                          12,001         17,031        15,955                        44,987
                                                   ---------       ---------    ---------                     ---------
Earnings from continuing operations                      624          1,275         1,669                         3,568
Discontinued operations                                   --             --          (723)                         (723)
                                                   ---------       ---------    ---------                     ---------
   Net earnings                                          624          1,275           946                         2,845

EARNINGS PER COMMON SHARE:
  Basic
         Earnings from continuing operations       $    0.06      $    0.12     $    0.14                     $    0.33
         Discontinued operations                          --            --          (0.06)                        (0.07)
                                                   ---------      ---------     ---------                     ---------
         Net earnings per common share             $    0.06      $    0.12     $    0.08                     $    0.26
  Diluted
         Earnings from continuing operations       $    0.06      $    0.12     $    0.14                     $    0.32
         Discontinued operations                          --            --          (0.06)                        (0.06)
                                                   ---------      ---------     ---------                     ---------
         Net earnings per common share             $    0.06      $    0.12     $    0.08                     $    0.26


                                                  1st Quarter    2nd Quarter   3rd Quarter   4th Quarter       Total[1]
                                                  -----------    -----------   -----------   -----------       --------
2001
Net sales                                          $  81,243      $  86,864     $  77,945      $  85,086      $ 331,138
Gross profit                                          11,635         12,077         7,677          8,561         39,950
                                                   ---------      ---------     ---------      ---------      ---------
   Net earnings (loss)                                   994            768        (2,801)        (7,371)        (8,410)

EARNINGS PER COMMON SHARE:
  Basic
         Net earnings (loss)                       $    0.10      $    0.07     $   (0.27)     $   (0.71)     $   (0.82)
  Diluted
         Net earnings (loss)                       $    0.10      $    0.07     $   (0.27)     $   (0.71)     $   (0.82)


                                                  1st Quarter    2nd Quarter   3rd Quarter   4th Quarter       Total[1]
                                                  -----------    -----------   -----------   -----------       --------
2000
Net sales                                          $ 100,068      $ 122,029     $ 123,875      $ 142,209      $ 488,181
Gross profit                                          14,762         17,064        21,841         27,675         81,342
                                                   ---------      ---------     ---------      ---------      ---------
Earnings (loss) from continuing operations            (1,121)           636         4,869          6,282         10,666
Discontinued operations                                  829          3,875           160         20,454         25,318
Extraordinary gain (loss)                               (848)            --           213           (363)          (998)
                                                   ---------      ---------     ---------      ---------      ---------
   Net earnings (loss)                                (1,140)         4,511         5,242         26,373         34,986

EARNINGS PER COMMON SHARE:
  Basic
    Earnings (loss) from continuing operations     $   (0.11)     $    0.06     $    0.48      $    0.62      $    1.05
    Discontinued operations                             0.08           0.38          0.01           2.01           2.48
    Extraordinary gain (loss)                          (0.08)            --          0.02          (0.04)         (0.10)
                                                   ---------      ---------     ---------      ---------      ---------
     Net earnings (loss)                           $   (0.11)     $    0.44     $    0.51      $    2.59      $    3.43
  Diluted
    Earnings (loss) from continuing operations     $   (0.11)     $    0.06     $    0.47      $    0.61      $    1.03
    Discontinued operations                             0.08           0.38          0.01           1.97           2.45
    Extraordinary gain (loss)                          (0.08)            --          0.02          (0.04)         (0.09)
                                                   ---------      ---------     ---------      ---------      ---------
     Net earnings (loss)                           $   (0.11)     $    0.44     $    0.50      $    2.54      $    3.39

[1] Quarterly per share amounts are computed independently for each quarter and the full year based upon the respective weighted average number of common shares outstanding and may not equal the total for the year.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL DATA

         The table below presents selected financial data from the Huffy and Gen-X unaudited pro forma condensed combining statements of operations for the nine months ended September 30, 2002. The unaudited pro forma condensed combining statements of operations are presented as if the merger had occurred on January 1, 2002. This information should be read in conjunction with the unaudited pro forma condensed combining financial statements and related notes and the historical financial statements and related notes of Huffy and Gen-X included in or incorporated by reference into this joint proxy statement/prospectus.



                                    Huffy Corporation, Gen-X Sports Inc. and Gen-X Sports, Inc.
                              Summary Unaudited Pro Forma Condensed Combining Statement of Operations
                                       (Dollar amounts in thousands, except per share data)





                                                                                Pro Forma Year Ended September 30, 2002

                                                                                                     Pro Forma
                                                                                  Gen-X Sports   Adjustments related    Pro Forma
                                                              Huffy Corporation       Inc.       to the Acquisition      Combined
                                                             ---------------------------------------------------------------------
Net Sales                                                       $    246,826   $     93,644      $       --         $    340,470

Gross Profit                                                          44,987         23,037               106 (1)         68,130

 Selling, general, and
 administrative expenses                                              37,201         17,453               445 (5)         55,099

Operating income                                                       7,786          5,584              (339)            13,031

 Other expense                                                         1,385            826              --                2,211

 Interest expense, net                                                   908          3,023             2,069 (2)          2,977

                                                                                                       (3,023)(3)
                                                             ----------------------------------------------------------------------
Earnings before income taxes                                           5,493          1,735               615              7,843

 Income tax expense                                                    1,925            355               269 (4)          2,549
                                                             ----------------------------------------------------------------------
Earnings from continuing
 operations                                                     $      3,568   $      1,380      $        346       $      5,294
                                                             ======================================================================

Earnings from continuing operations per common share
 Basic                                                          $       0.34                                        $       0.36
 Diluted                                                        $       0.33                                        $       0.36

Shares used in calculation of earnings per share
 Basic                                                            10,438,647                        4,161,241         14,599,888
 Diluted                                                          10,695,251                        4,161,241         14,856,492

  See accompanying footnotes.




     Notes to Unaudited Pro Forma Condensed Combining Statement of Operations

(1) To record the effect on depreciation of adjusting the value of property, plant and equipment to fair value.
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(2)  To record the change in interest expense from the use of Huffy's cash and borrowing lines to finance the acquisition purchase price of $19,001, to repay Gen-X and Gen-X Ontario debt, and to redeem and purchase outstanding preferred stock for $4,970. The incremental interest on the weighted average borrowing of $35,515 is recorded at Huffy's estimated weighted average borrowing rate of 5.4%.

(3)  To eliminate the Gen-X interest expense.

(4) To record the income tax expense adjusting the effective tax rate for the combined entity to the expected blended tax rate of 32.5%.

(5) To amortize patents and license agreements acquired over their expected useful lives.